Exhibit 10.1

Execution Version

Share purchase agreement

relating to shares in Flixsense Pty. Ltd. ACN 603 093 545

Each of the persons listed in Schedule 1 (the Vendors)

Slinger Bag Inc. (the Purchaser)

Share purchase agreement

relating to shares in Flixsense Pty. Ltd. ACN 603 093 545

Details	5
Agreed terms	6

1.	Defined terms & interpretation	6
1.1	Defined terms	6
1.2	Interpretation	11
1.3	Several liability of Vendors	12
1.4	Headings	13
2.	Conditions	13
2.1	Conditions	13
2.2	Waiver of Conditions	13
2.3	Conduct of the parties	13
2.4	Failure of Condition	13
2.5	Action on termination	13
3.	Sale and purchase	13
3.1	Sale and purchase	13
3.2	Waiver of pre-emptive rights and consent	13
3.3	Method of payment	14
3.4	Title and risk	14
3.5	Vendors’ Representative	14
3.6	Option Vendors	15
4.	Consideration	15
4.1	Consideration	15
4.2	Retention Shares	15
4.3	Earn-out Shares	16
4.4	Founder Issuance	16
4.5	Adjustment of Consideration	16
5.	Obligations prior to Completion	16
5.1	Continuity of Business	16
5.2	Access to Business and Records	16
5.3	Purchaser’s obligations	16
5.4	Right to copy and consult	16
5.5	Prohibited actions	16
5.6	Material changes	18
5.7	Terminate discussions	18
6.	Completion	18
6.1	Time and place	18
6.2	Obligations of the Vendors	18
6.3	Obligations of the Purchaser	19
6.4	Simultaneous actions at Completion	19
6.5	Conduct until the Shares are registered	19
6.6	Records	19
7.	Vendor Warranties	20
7.1	Warranties	20

Share sale agreement | Slinger Bag, Inc.
MinterEllison | Ref: MAW JDH 1345329	Page 2

7.2	Reliance of the Purchaser	20
7.3	Application of the Warranties	20
7.4	Qualifications	20
7.5	Right of termination	20
7.6	Notice of potential Claim	20
7.7	Effect of payment	20
7.8	Limitation of the Warrantors	20
7.9	No limitations for fraud	21
7.10	No representation by Company	21
7.11	Financial limits on Claims	21
7.12	Time limits on Claims	21
7.13	Maximum aggregate liability for Claims	21
7.14	Survival	21
7.15	Reimbursement if subsequent recovery from third parties	22
8.	Tax Claims	22
8.1	Notice of Tax Claim	22
8.2	Tax Claims process	22
8.3	Dispute between parties in relation to a Tax Claim	23
9.	Tax returns	23
9.1	Pre–Completion returns	23
9.2	Straddle Returns / Post–Completion returns	24
10.	Vendor Indemnities	24
10.1	General indemnity	24
11.	Tax Indemnity	24
11.2	Foreign Resident Capital Gains Withholding	25
12.	Representations by the Purchaser	26
12.1	Representations	26
12.2	Application of representations by the Purchaser	26
13.	Purchaser’s Warranties	26
13.1	Warranties	26
13.2	Reliance of the Purchaser	27
13.3	Application of the Warranties	27
13.4	Qualifications	27
13.5	Right of termination	27
13.6	Notice of potential Claim	27
13.7	Effect of payment	27
13.8	Limitation of the Purchaser	28
13.9	No limitations for fraud	28
13.10	Financial limits on Claims	28
13.11	Time limits on Claims	28
13.12	Maximum aggregate liability for Claims	28
13.13	Survival	28
14.	Purchaser’s Indemnities	28
14.1	General indemnity	28
15.	Restraint	29
15.1	Defined terms	29
15.2	Prohibited activities	29
15.3	Duration of prohibition	29
15.4	Geographic application of prohibition	30

15.5	Interpretation	30
15.6	Exceptions	30
15.7	Acknowledgments	30
16.	Confidentiality and publicity	30
16.1	Confidentiality	30
16.2	Confidential Information – until Completion or termination	31
16.3	Confidential Information – after Completion	31
16.4	Announcements	31
17.	Termination	31
17.1	Breach	31
17.2	After termination	31
17.3	Survival	31
17.4	Accrued rights	32
18.	GST	32
18.1	Interpretation	32
18.2	GST gross up	32
18.3	Reimbursements	32
18.4	Tax invoice	32
19.	Notices and other communications	32
19.1	Service of notices	32
19.2	Effective on receipt	32
20.	Assignment	32
20.1	Assignment in general	32
21.	Miscellaneous	33
21.1	Alterations	33
21.2	Approvals and consents	33
21.3	Costs	33
21.4	Stamp duty	33
21.5	Survival	33
21.6	Counterparts	33
21.7	No merger	33
21.8	Entire agreement	33
21.9	Further action	33
21.10	Severability	33
21.11	Waiver	33
21.12	Relationship	33
21.13	Governing law and jurisdiction	33

Details

Date 24 September 2021

Parties

Name	Each persons whose names and addresses are listed in the Schedule 1
Short form name	Vendors

Name	Slinger Bag, Inc.
Short form name	Purchaser
Notice details	2709 N. Rolling Road, Unit 138, Windsor Mill, Maryland 21244, United States of America
Email: mark.radom@slingerbag.com Attention: Mark Radom, General Counsel

Background

A	The Shares are legally and, subject to trustee obligations on the part of certain Vendors, beneficially owned by the Vendors.

B	The Vendors have agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and conditions set out in this agreement.

Agreed terms

1.	Defined terms & interpretation

1.1	Defined terms

In this agreement:

1936 Tax Act means the Income Tax Assessment Act 1936 (Cth).

1997 Tax Act means the Income Tax Assessment Act 1997 (Cth).

Accounting Standards means the Australian Accounting Standards, but if and to the extent that any matter is not covered by Australian Accounting Standards, means generally accepted Accounting Standards applied in Australia for a company similar to the Company.

Accounts means the audited balance sheet of the Company as at the Accounts Date and the audited profit and loss statement and statement of cash flows of the Company for the financial year ending on the Accounts Date together with the notes to, and the reports of the directors in respect of, those accounts.

Accounts Date means 30 June 2021.

Assets means all the tangible and intangible assets and rights of the Company owned or used in connection with the Business including (but not limited to):

(a)	the Goodwill;
(b)	the Business IPR; and
(c)	the Contracts.

Associate means, in relation to a person:

(a)	an associate of the person under sections 10 to 17 of the Corporations Act;
(b)	a company or trust of which the person has Control; or
(c)	the spouse or child over the age of 18 of the person.

Business means the business carried on by the Company.

Business Day means:

(a)	for receiving a notice under clause 19.1, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

(b)	for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in New South Wales, Australia.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Business IPR means all Intellectual Property Rights used for any purpose in connection with the Business including the Registered IPR and the Licensed IPR and the Business Name.

Business Name means “Gameface.AI” and any part or abbreviation thereof and any logo, device, format or style in or with which such name or part or abbreviation of it is or has been used by the Company, together with all such rights as the Purchaser may have to use such name, part, abbreviation, combination, logo, device, format or style.

Business Milestones means the milestones and key performance indicators set out in the Earn- out Shares Payment Conditions in accordance with Schedule 3.

Calculation Time means 11:59pm on the last day of the month immediately preceding the month during which Completion occurs.

Claim includes a claim, notice, demand, action, proceeding, litigation, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this agreement.

Company means Flixsense Pty Ltd ACN 603 093 545, details of which are set out in Schedule 2.

Completion means completion of the sale and purchase of the Shares contemplated by this agreement.

Completion Date means the date on which Completion occurs.

Conditions means the conditions set out in clause 2.1.

Confidential Information means:

(a)	all information of or used by the Company or the Business relating to their transactions, operations and affairs;

(b)	all other information treated by the Company as confidential;

(c)	all notes, data, reports and other records (whether or not in tangible form) based on, incorporating or derived from information referred to in paragraphs (a) or (b) of this definition; and

(d)	all copies (whether or not in tangible form) of the information, notes, reports and records referred to in paragraphs (a), (b) or (c) of this definition,

that is not public knowledge (otherwise than as a result of a breach of a confidentiality obligation of a party).

Consideration means:

(a)	the Consideration Shares (and Founder Payment, if any) for the sale of the Shares as set out in clause 4.1; and

(b)	if payable in accordance with the terms of clause 4.3, the Earn-out Shares.

Consideration Shares means 6,666,667 shares of common stock of the Purchaser to be apportioned between the Vendors in accordance with the amounts set opposite their respective names in Schedule 1 and less the Founder Payment at the written election of Jalaluddin Shaik in accordance with 4.4.

Contracts means all contracts, agreements, licences, and other contractual arrangements whether or not currently in force (in each case under which rights, obligations and/or liabilities, remain to be performed or survive), which may have been entered into or undertaken by or on behalf of the Company (and “Contract”) shall mean any one of them.

Control means:

(a)	of a company by a person:

(i)	the person determines the composition of the board of directors of the company or has the capacity to do so;

(ii)	the board of directors of the company is accustomed to act in accordance with the instructions, directions or wishes of the person;

(iii)	the person holds or owns (alone or with its Associates or related bodies corporate):

(A)	the majority of the issued shares of the company;

(B)	the majority of the issued shares of any of the company’s holding companies;

(C)	for the avoidance of doubt, the majority of the issued shares of the ultimate holding company of the company; or

(D)	the majority of any securities or other rights granted by the company entitling holders to distributions based on the profits, earnings or net liquidation proceeds of the company; or

(iv)	the person controls (as that term is defined in the Corporations Act) the company; and

(b)	of a trust by a person:

(i)	the person is a trustee of the trust;

(ii)	the person has, either alone or with its Associates, the ability to remove or appoint the trustee of the trust;

(iii)	the composition of the board of directors of any trustee company of the trust is determined by the person or the person has the capacity to do so;

(iv)	the board of directors of any trustee company of the trust is accustomed to act in accordance with the instructions, directions or wishes of the person; or

(v)	the person holds or owns (alone or with its Associates or related bodies corporate):

(A)	the majority of the issued shares of any trustee company of the trust;

(B)	the majority of the issued shares of a holding company of any trustee company of the trust;

(C)	for the avoidance of doubt, the majority of the issued shares of the ultimate holding company of any trustee company of the trust; or

(D)	the majority of the units, securities or other rights granted by the trust which entitling holders to distributions from the trust; or

(vi)	the person controls (as that term is defined in the Corporations Act) the trust.

Corporations Act means the Corporations Act 2001 (Cth).

Disclosing Party has the meaning given in clause 16.1(a).

Disclosure Letter means the letter from the Vendors to the Purchaser of the same date as this agreement entitled ‘Disclosure Letter’.

Due Diligence Materials means the information and documents provided to the Purchaser or its Representatives, a list of which is attached to the Disclosure Letter.

Earn-out Shares means 1,000,000 shares of common stock of the Purchaser which may become payable to the Vendors following Completion in accordance with Schedule 3.

Earn-out Shares Payment Condition means the achievement by the Company of the Business Milestones. .

Earn-out Shares Payment Date means 10 Business Days following the determination of the Earn-out Shares in accordance with the provisions of Schedule 3 (or as otherwise agreed by the parties).

Earn-out Shares Respective Proportion means, subject to the satisfaction of the Earn-out Shares Payment Condition by the Company, the Earn-out Shares apportioned between the Vendors in accordance with Schedule 3.

Financial Indebtedness means any indebtedness of the Company, including (without limitation) for or in respect of:

(a)	moneys borrowed and debit balances at banks, other financial institutions or third parties;

(b)	any liability in respect of finance lease, hire purchase agreements or asset purchase agreements;

(c)	the issue of bonds, notes, debentures, loan notes or other instruments with a debt-like return or other any other interest bearing liabilities;

(d)	any liability or any counter-indemnity obligation in respect of any guarantee, letter of credit, bond or indemnity;

(e)	any amount raised under any other transaction (including, without limitation, any forward sale or purchase, sale and sale back or sale and leaseback) which has the commercial effect of a borrowing; or

(f)	receivables sold or discounted.

Financial Institution means any banking, lending or other similar institution or organisation.

Founder Payment means the payment (if any) under clause 4.4.

Goodwill means all the goodwill of the Company in relation to the Business.

Governmental Authority includes any governmental, semi–governmental, municipal or statutory authority, instrumentality, organisation, body or delegate (including any town planning or development authority, public utility, environmental, building, health, safety or other body or authority) having jurisdiction, authority or power over or in respect of the Company, the Business or the Properties.

Indemnities means the indemnities given by the Vendors to the Purchaser under clause 10 and the Tax Indemnity.

Indemnity Claim means a Claim by the Purchaser under an Indemnity.

Key Employees means the persons listed in Schedule 6.

Licensed IPR means Intellectual Property Rights owned by third parties which the Company is permitted to use.

Liabilities includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatever description.

Management Accounts means the unaudited management accounts of the Company for the period 1 July 2020 to 30 June 2021.

Option Vendor means the holder of an Outstanding Option at Completion as notified to the Purchaser in accordance with clause 3.6.

Outstanding Option means any option, warrant or other convertible security held by an Option Vendor.

PPSA means the Personal Property Securities Act 2009 (Cth).

Purchaser’s Indemnities means the indemnities given by the Purchasers to the Vendors and the Company under clause 14.

Purchaser’s Lawyers means MinterEllison.

Purchaser’s Warranties means each of the representations and warranties given under clause 13 and set out in Schedule 8.

Recipient has the meaning given in clause 16.

Records means all original and copy records, documents, books, files, reports, accounts, plans, correspondence, letters and papers of every description and other material regardless of their form or medium and whether coming into existence before, on or after the date of this agreement, belonging or relating to or used by the Company including certificates of registration, minute books, statutory books and registers, books of account, Tax returns, title deeds and other documents of title, customer lists, price lists, computer programs and software, and trading and financial records.

Recovered Amount has the meaning given in clause 7.15(a).

Relevant Proportion means in relation to each Vendor, the percentage in which that Vendors’ Shares are to be sold under this agreement, represented as a percentage, and being all of the Shares as sold under this agreement.

Representatives means, in relation to a person or entity, its officers, employees, contractors, agents, advisers or financiers.

Registered IPR means any Intellectual Property Rights which are the subject of registration (or application for registration) in any jurisdiction.

Registration Rights means the registration rights of the common stock of the Purchaser as set out in accordance with Schedule 9.

Retention Period means the 18 month period following the Completion Date.

Retention Shares means 666,667 shares of common stock in the capital of the Purchaser representing 10% of the Consideration Shares which shall be issued by the Purchaser subject to the provisions of Schedule 4 on conclusion of the Retention Period.

SEC means the United States’ Securities and Exchange Commission under the Securities Act of 1933.

Security Interest means a ‘security interest’ as defined in the PPSA and any mortgage, lien, charge, pledge, claim, encumbrance and other third party right or interest.

Service Agreements means the new employment agreements to be entered into by the Key Employees as a condition to Completion.

Shares means all of the shares in the capital of the Company.

Side Deed means the deed entered into between Jalaluddin Shaik and the Purchaser on around the date of this Agreement in respect of management authorities and operating arrangements for the Company post-completion.

Sunset Date means 31 December 2021.

Tax includes income tax, capital gains tax, franking deficit tax, franking additional tax, over– franking tax, withholding tax, fringe benefits tax, pay–as–you–earn, pay–as–you–go, sales tax, customs duty, payroll tax, land tax, stamp duty, financial institutions duty, debits tax, water and municipal rates, gift tax, estate tax, superannuation contributions and charges, social security and national insurance contributions, purchase, goods and services tax, value added tax, prescribed payments and all other taxes, charges, assessments, contributions, withholdings, remittances, imposts, duties, excises, rates and levies in any part of the world and any penalties, interest, fines or other costs in relation to any Tax.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), as the context requires.

Tax Authority means any government, semi–government, administrative, municipal, statutory, fiscal or judicial body, department, commission, authority, tribunal, agency, entity or person responsible for the collection of any Tax or administration of any Tax Law.

Tax Claim means an assessment, notice, amended assessment, demand or other document issued by or taken by or on behalf of any Tax Authority against the Company whether before or after the date of this agreement as a result of which the Company is liable to make a payment for Tax or is deprived of the benefit of any Tax Relief and also includes any amounts payable by the Company under a valid tax sharing agreement under section 721–25 of the 1997 Tax Act.

Tax Indemnity means the indemnity given by the Vendors under clause 11.

Tax Law means any law with respect to or imposing any Tax.

Tax Liability means all Liabilities relating to Tax including:

(a)	any Tax payable by the Company (or for which the Company is liable, whether directly or pursuant to any agreement relating to Tax) or any loss or reduction of any Tax Relief of the Company; and

(b)	all costs and expenses incurred by or on behalf of the Company in managing any Tax enquiry, dispute or similar action.

Tax Relief means any credit, rebate, refund, relief, allowance or deduction in relation to Tax (including any carry forward Tax losses that accrue before Completion or become available before Completion).

Tax Subject Claim means a Claim for a breach of a Tax Warranty or under the Tax Indemnity.

Tax Warranties means the Warranties that comprise Warranty 11.

Third Party means a person that is not a party or an Associate of a party.

Third Party Claim means:

(a)	a Claim made by a Third Party against the Purchaser or the Company that is reasonably likely to result in a Claim by the Purchaser under this agreement; or

(b)	a Claim the Purchaser or the Company is entitled to make against a Third Party based on anything that is reasonably likely to result in a Claim by the Purchaser under this agreement.

Title Subject Claim means a Claim for a breach of a Title Warranty.

Title Warranties means the Warranties that comprise Warranty 2, Warranty 3 and Warranty 4.

Transaction Document means each of:

(a)	this agreement; and

(b)	the employment agreements between the Company and:

(i)	Jalaluddin Shaik; and

(ii)	Melvin Priyarajan.

Vendors means:

(a)	The parties listed in Schedule 1; and

(b)	The Option Vendors.

Vendors’ Lawyers means General Standards Pty Ltd. Vendors’ Payment has the meaning given in clause 7.15(a). Vendors’ Representative means Jalaluddin Shaik.

Warranties means each of the representations and warranties given under clause 7 and set out in Schedule 5.

Warrantors mean Jalaluddin Shaik and Divyaa Jalal as trustees for the Jalaluddin Shaik Family Trust;

Warranty Claim means a Claim by the Purchaser for a breach of Warranty.

1.2	Interpretation

In this agreement, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedule or annexure;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to AUD$ or AU$ is to Australian currency;

(f)	a reference to USD$ or US$ is to the currency of the United States;

(g)	a reference to time is to Victoria, Australia time;

(h)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re–enactments or replacements of any of them;

(k)	a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(m)	subject to clause 1.3, any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally and any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it;

(o)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;

(p)	a reference to a document in agreed form is to a document the form of which has been agreed by the parties before the date of this agreement;

(q)	a reference to except as Disclosed (or words to that effect) is a reference to something that is fully and fairly disclosed in this agreement, the Disclosure Letter or the Due Diligence Material. In this context, for a matter to be fully and fairly disclosed it must be disclosed to the Purchaser in sufficient detail so as to enable a reasonable person to identify the nature and scope of the relevant matter, event or circumstance (including in each case, the financial effect of the relevant matter, event or circumstance must be reasonably ascertainable from the information disclosed); and

(r)	a reference to as far as the Vendors are aware, or to each of the Vendors’ knowledge or words to that effect, in relation to a matter, is to the knowledge the Vendors has after making, or would have if it had made, due and careful enquiries in relation to that matter, including of Jalaluddin Shaik.

1.3	Several liability of Vendors

Unless expressly stated otherwise in this agreement:

(a)	where an obligation or liability arising under or in connection with this agreement is expressed to be an obligation of the Vendors, then:

(i)	that obligation is imposed severally, and not jointly nor jointly and severally, on each of the Vendors; and

(ii)	each Vendor is only liable for its Relevant Proportion of any Liabilities arising from breach of that obligation by the Vendors or from that Liability or for the amount required to be paid to satisfy the obligation or liability of the Vendors; and

(b)	where an obligation or liability under this agreement is expressed to be that of a particular Vendor (in particular the Warrantor), then that obligation or liability, such as a liability for a Warranty given by that Vendor only, is imposed only on that Vendor and not on any other Vendor and that Vendor is liable for all Liability arising from breach of that obligation; and

(c)	where an obligation or liability arises in respect of the Warranties or any obligation to be satisfied from the Retention Shares, the liability of the Vendors will be joint and several, and shall be satisfied in each case from the Retention Shares in accordance with each Vendors’ Relevant Proportion.

1.4	Headings

Headings are for ease of reference only and do not affect interpretation.

2.	Conditions

2.1	Conditions

Completion shall be conditional on the satisfaction of the following Condition (“the Condition”) (or waived in accordance with clause 2.2) and the giving of notice by the Purchaser under 19.

No.	Conditions	Party entitled to benefit
1	The Vendor’s Representative must provide the Purchaser with the audited balance sheet of the Company as at the Accounts Date and the audited profit and loss statement and statement of cash flows of the Company for the financial year ending on the Accounts Date together with the notes to, and the reports of the directors in respect of, those accounts.	Purchaser

2.2	Waiver of Conditions

A Condition may only be waived in writing by each party entitled to the benefit of that Condition (as specified in relation to each Condition in the second column of the table in clause 2.1) and will be effective only to the extent specifically set out in that waiver.

2.3	Conduct of the parties

Each party must use all reasonable efforts within its own capacity to ensure that each Condition is fulfilled before 5.00pm on the Sunset Date.

2.4	Failure of Condition

If a party has complied with its obligations under clause 2.3, it may terminate this agreement by giving notice in writing to the other parties if one or more Conditions are not fulfilled by 5.00pm on the Sunset Date or another date agreed by the parties in writing.

2.5	Action on termination

On termination of this agreement under clause 2.4 and clause 17 applies.

3.	Sale and purchase

3.1	Sale and purchase

The Vendors as legal owners agree to sell to the Purchaser, and the Purchaser agrees to buy from the Vendors, the entire legal and beneficial title in the Shares:

(a)	for the Consideration;
(b)	free from Security Interests;
(c)	with all rights, including dividend and voting rights, attached or accrued to them on or after the Completion Date; and
(d)	subject to this agreement.

3.2	Waiver of pre-emptive rights and consent

Each Vendor:

(a)	waives all restrictions on transfer (including pre-emptive rights) that might exist in respect of the Shares; and

(b)	consents to the sale and purchase of Shares contemplated by this agreement and for all purposes.

3.3	Method of payment

All payments under this agreement:

(a)	by the Vendors shall be paid by the surrender or transfer of such number of Consideration Shares or Earn Out Shares of an equivalent value measured at the issue price of the relevant shares (unless a Vendor agrees to pay any amount in cash); or

(b)	by the Purchaser (other than the issue of the Consideration Shares and Earn Out Shares) may be made at its discretion either in cash or by the issue of further shares in the capital of the Purchaser, save and except in either case in respect of any costs, fees or expenses awarded by a Court on final determination in favour of a party of any claim made against the other party or parties under this agreement or for a breach of its terms which shall be payable in cash only.

3.4	Title and risk

The beneficial ownership and risk in the Shares will pass from the Vendors to the Purchaser on Completion.

3.5	Vendors’ Representative

(a)	The Vendors agree that when this agreement provides that any power may be exercised by, any decision may be made by, any action may be performed by, any notice may or must be given by or to, or any consent may be given by a Vendor or the Vendors:

(i)	then that power may be exercised by, that decision may be made by, that action may be performed by, that notice may be given by or to and that consent may be given by the Vendors’ Representative for and on behalf of that Vendor or all the Vendors (as applicable);

(ii)	the Purchaser may rely on the exercise, decision, action, notice or consent of the Vendors’ Representative in relation to any such matters as having been given on behalf of that Vendor or all the Vendors (as applicable) and the Purchaser may rely on any notice given to the Vendors’ Representative (such notice being deemed to have been given to all the Vendors);

(iii)	the Purchaser is not bound to act on, and may in its absolute discretion disregard, any notice that is given by a Vendor other than a notice given by the Vendors’ Representative; and

(iv)	the Purchaser agrees not to challenge the validity of any act carried out by the Vendors’ Representative on behalf of the Sellers in accordance with this clause 3.5.

(b)	The Vendors:

(i)	agree to be bound by all acts and omissions of the Vendors’ Representative in exercising their rights and performing their obligations under this agreement; and

(ii)	indemnify the Vendors’ Representative against all Liability arising as a result of or in connection with the exercise in good faith of any power under this agreement by the Vendors’ Representative on behalf of any one or more Vendors, and the Vendors hereby waive any rights they have or may have to make or bring a Claim against the Vendors’ Representative in relation to the exercise of any power for and on behalf of any of the Vendors.

(c)	The Vendors’ Representative shall be Jalaluddin Shaik or such other entity or person as notified by the Vendors to the Purchaser.

3.6	Option Vendors

(a)	The parties acknowledge that at Completion the Company will have up to 1,352,168 Outstanding Options.

(b)	No later than 5 Business Days before the Completion Date, the Company must provide the Purchaser with:

(i)	the details of each Option Vendor setting out the Option Vendors;

(A)	Legal entity name and designation;
(B)	Key person name and email address;
(C)	The number of Outstanding Options held by the Option Vendor;

(ii)	a surrender to the Company, or transfer in favour of the Purchaser, of the Outstanding Options duly executed by each Option Vendor, in a form approved by the Vendor; and
(iii)	the Consideration Shares to be issued to each Option Vendor as consideration for the surrender or transfer of the Outstanding Options, and the Earn-Out Shares to be issued upon achievement of the Earn-Out Shares Payment Condition.

(c)	At Completion, the Vendor will issue to each Option Vendor the relevant number of Consideration Shares.

(d)	Upon achievement of the Earn-Out Shares Payment Condition, the Vendor will issue to each Option Vendor the relevant number of Earn Out Shares.

4.	Consideration

4.1	Consideration

(a)	The Consideration for the sale of the Shares shall be the sum of:

(i)	the Consideration Shares, as adjusted, and subject to clause 4.4; or
(ii)	if payable in accordance with clause 4.2, the Earn-out Shares.

(b)	The Consideration payable pursuant to clause 4.1 shall be paid as follows:

(i)	the Purchaser shall at Completion pay and transfer the Consideration Shares (and the Founder Payment, if elected in writing by Jalaluddin Shaik in accordance with clause 4.4) less the Retention Shares to the Vendors as set out in Schedule 1; and
(ii)	where applicable, the Retention Shares by the Purchaser in accordance with clause 4.2 and Schedule 4; and
(iii)	subject to the satisfaction of the Earn-out Shares Payment Condition by the Company, on the Earn-out Shares Payment Date, the Purchaser shall pay and transfer the Earn-out Shares in common shares to the Vendors in their Earn-out Shares Respective Proportion in accordance with Schedule 3.

(c)	The allotment and issue of Consideration Shares and, where applicable, Earn-out Shares and the receipt by the Vendors’ Lawyers of any monies or completed documentation to be provided by the Purchaser, in each case in satisfaction of any of the obligations of the Purchaser under this agreement shall be accepted by the Vendors as a full and complete discharge of that obligation and the Purchaser shall not be concerned with the basis upon which those shares are issued or those monies or documents are distributed between the Vendors’ by the Vendors’ Lawyers.

4.2	Retention Shares

The provisions of Schedule 4 shall apply with respect to the Retention Shares.

4.3	Earn-out Shares

The provisions of Schedule 3 shall apply with respect to the payment of the Earn-out Shares.

4.4	Founder Issuance

At the written election of Jalaluddin Shaik, the Purchaser agrees to pay Jalaluddin Shaik and Divyaa Jalal as trustees for the Jalaluddin Shaik Family Trust US $500,000 in lieu of the issuance of 142,587 Consideration Shares.

4.5	Adjustment of Consideration

The Consideration shall be deemed to be reduced or adjusted so far as is legally possible by the amount of any payment due or made to the Purchaser for:

(a)	any Warranty;
(b)	any indemnity;
(c)	any amount payment under clause 10; and
(d)	any payments made under clause 3.3.

5.	Obligations prior to Completion

5.1	Continuity of Business

Until Completion, the Vendors must not do anything other than carry on the Business in the ordinary course.

5.2	Access to Business and Records

The Vendors must allow the Purchaser and its Representatives reasonable access to the Properties and the Records at all reasonable times before Completion to enable the Purchaser, as is reasonably necessary, to:

(a)	become familiar with the Business and the affairs of the Company;
(b)	investigate the accuracy of the Warranties; and
(c)	conduct due diligence investigations.

5.3	Purchaser’s obligations

(a)	The Purchaser must use reasonable endeavours to ensure that any access under clause 5.2 is exercised and conducted in a manner to avoid unreasonable and material disruption to the conduct of the Business and the activities and operations of the Company and its employees.

(b)	Before Completion, the Purchaser must provide to the Company any written consents of current or prospective directors to act as director of the Company before Completion.

5.4	Right to copy and consult

For the purposes of clause 5.2, the Purchaser may:

(a)	make copies of material examined; and
(b)	consult with employees, customers and suppliers of the Company.

5.5	Prohibited actions

Without limiting clause 5.1, except as expressly contemplated in this agreement, the Vendors must ensure that the Company does not before Completion:

(a)	dispose or agree to dispose of or grant any Security Interest in relation to an asset other than stock sold in the ordinary course of business;

(b)	terminate or adversely vary or fail to enforce the terms of any material contract or accept or agree to any variations to services to be performed or goods to be supplied under a material contract;

(c)	enter into any abnormal or unusual transaction which adversely affects the Business;

(d)	enter into any commitment (or series of commitments) for capital expenditure in excess of $50,000;

(e)	enter into any contract with a value of $100,000 or more;

(f)	amend the terms of engagement of, or terminate the employment of, any of the employees of the Company, either through individual contract or through negotiations with a union;

(g)	make, or permit to be made, any material changes to the superannuation arrangements of any employees of the Company;

(h)	hire, or agree to hire, any employee, agent or contractor except with the Purchaser’s consent;

(i)	agree to pay to any employee any severance or termination payment or retirement benefit that is not required to be paid under the existing terms of that employee’s employment;

(j)	terminate the employment of any employee or encourage the resignation of any employee;

(k)	in its conduct of the Business, make any change to its policy and practice as to the payment of creditors, ordering of stock or collection of trade receivables;

(l)	change its existing accounting policies or procedures;

(m)	do anything that would have a material adverse effect on the Goodwill of the Business, including the relationship of the Company with customers, suppliers and employees;

(n)	do any of the following:

(i)	amend or replace its constitution;

(ii)	increase, reduce or otherwise alter its share capital or grant any options for the issue of shares or other securities other than for the conversion of securities already authorised and/or on issue into shares and which in all cases have been Disclosed prior to the date of this Agreement and will transfer at Completion to the Purchaser (specifically the Outstanding Options from the Option Vendors);

(iii)	declare or pay a dividend or other distribution;

(iv)	revalue any accounts receivable, inventory or other assets; or

(v)	buy back or make any offer to buy back any of its shares;

(o)	incur additional borrowing, grant any loan or advance, or enter into any off balance sheet financing or assume, guarantee or endorse the obligations of any person;

(p)	permit to lapse any permit or registration (including a registration relating to intellectual property rights) required to operate the Business or which is held at the date of this agreement;

(q)	grant any licence, assignment or other right or interest in respect of intellectual property other than in the ordinary course of business;

(r)	fail to maintain any current insurance of the assets of the Company;

(s)	initiate or settle any material Claim, action or proceeding;

(t)	cancel or forgive (or enter into any arrangement to cancel or forgive) any indebtedness of an amount greater than $25,000 owed to it, or waive any right to such indebtedness;

(u)	make any Tax election or settle or compromise any income tax liability, unless that election, settlement or compromise is required by law and is supported by an opinion of counsel, or is in the ordinary course of business and is consistent with past practices or relates to a ruling request or objection to any ruling request made prior to the date of this agreement and Disclosed in the Disclosure Letter;

(v)	lease, or agree to lease, any material asset or property; or

(w)	authorise, commit or agree to take any of the steps or actions in clauses 5.5(a) to 5.5(v) inclusive.

5.6	Material changes

Until Completion, the Vendors must ensure that the Purchaser is informed of, and consulted about, any matter which materially affects the Business or Company.

5.7	Terminate discussions

Until Completion, the Vendors must not solicit or respond to any enquiries or proposals by any person, other than the Purchaser, concerning an acquisition of any of the Shares or, except in the ordinary course of business, any of the assets of the Company.

6.	Completion

6.1	Time and place

If all of the Conditions have been fulfilled or waived under clause 2.2, Completion will take place at 9.00 am on the Completion Date at the offices of Minter Ellison, Level 20 Collins Arch, 447 Collins Street, Melbourne VIC 3000, or another time and place agreed by the parties.

6.2	Obligations of the Vendors

At or before Completion, the Vendors must:

(a)	deliver to the Purchaser duly executed and completed transfers in favour of the Purchaser of the Shares in registrable form (except for the impression of stamp duty or other Taxes of a similar nature) together with the relevant share certificates (if any);

(b)	deliver to the Purchaser a duly executed and unconditional deed of release of the Shares and the assets of the Company from any Security Interest, on terms satisfactory to the Purchaser (if any);

(c)	produce to the Purchaser any power of attorney or other authority under which the transfers of the Shares are executed (if any);

(d)	deliver to the Purchaser duly executed instruments irrevocably waiving in favour of the Purchaser all rights of pre–emption which any person has in respect of any of the Shares (if any);

(e)	deliver to the Purchaser copies of any other consents and waivers required under clause 2;

(f)	deliver to the Purchaser copies of all surrenders or transfers required under clause 3.6(b)(ii);

(g)	cause the board of directors of the Company to resolve that the transfers of the Shares and Outstanding Options (subject only to the payment of stamp duty or other Taxes of a similar nature on the transfers) be approved and registered;

(h)	subject to the Purchaser complying with its obligations under clause 5.3(b), cause the persons notified in writing by the Purchaser to the Vendors before Completion to be appointed as directors and secretary (as applicable) of the Company with effect from Completion;

(i)	cause the revocation, with effect from Completion, of all authorities relating to bank accounts of the Company as directed in writing by the Purchaser (if any);

(j)	cause the approval of the board of the Company of the appointment of Mike Ballardie as a director of the Company;

(k)	deliver to the Purchaser all Records complete and up to date (other than those which the Vendors are entitled to retain under clause 6.6) by leaving them at the places at the Properties at which they are usually located in the normal course of operations of the Business;

(l)	deliver to the Purchaser the common seal (if any) of the Company;

(m)	deliver to the Purchaser the ASIC corporate key for the Company; and

(n)	do all other things necessary or desirable to transfer the Shares, to complete any other transaction contemplated by this agreement and to place the Purchaser in effective control of the Company and the Business.

6.3	Obligations of the Purchaser

The Purchaser must:

(a)	at Completion, issue the Consideration Shares less the Retention Shares to the Vendors; and

(b)	at or before Completion, deliver to each of the Vendors:

(i)	any consents or waivers required under clause 2;

(ii)	board resolutions authorising the issue of the shares; and

(iii)	counterparts of all documents that the Vendors are required to deliver under clause 6.2 to which the Purchaser is a party or which otherwise contemplate execution by the Purchaser or its Associates, duly executed by the Purchaser or its relevant Associates (as the case may be).

6.4	Simultaneous actions at Completion

In respect of Completion:

(a)	the obligations of the parties under this agreement are interdependent;

(b)	all actions required to be performed will be taken to have occurred simultaneously on the Completion Date; and

(c)	the Purchaser need not complete the purchase of any Shares unless the purchase of all the Shares is completed simultaneously.

6.5	Conduct until the Shares are registered

After Completion and until the Shares are registered in the name of the Purchaser, the Vendors must:

(a)	convene and attend at general meetings of the Company; and
(b)	vote at general meetings and take all other action in the capacity of the registered holder of the Shares,

as the Purchaser may lawfully require from time to time by notice in writing to the Vendors.

6.6	Records

The Vendors may retain after Completion copies of any Records necessary for it to comply with any applicable law (including Tax law) and to prepare Tax or other returns required of it by law.

7.	Vendor Warranties

7.1	Warranties

(a)	The Warrantors represent, warrant and undertake to the Purchaser that the Warranties are true and accurate at the date of this agreement and will be true and accurate on the Completion Date.

(b)	The Vendors (other than the Warrantors) represent, warrant and undertake to the Purchaser that Warranties 2 and 4.2 are true and accurate at the date of this agreement and will be true and accurate on the Completion Date. For clarity, the Vendors (other than the Warrantors) make no other representations, warranties or undertakings in respect of the Warranties.

7.2	Reliance of the Purchaser

The Warrantors acknowledge that the Purchaser enters into this agreement and will complete the sale and purchase of Shares under this agreement in reliance on the Warranties.

7.3	Application of the Warranties

Each Warranty:

(a)	remains in full force and effect after Completion;

(b)	is separate and independent and is not limited by reference to any other Warranty or any other provision in this agreement; and

(c)	is not affected or limited in any way by any investigation made by or on behalf of the Purchaser or any information relating to the Business or the Company of which the Purchaser has actual knowledge except to the extent that it is Disclosed (within the meaning of clause 1.2(q)) under clause 7.4.

7.4	Qualifications

The Warranties are given subject to and are qualified by the matters that are Disclosed (as defined by clause 1.2(q)) in this agreement, the Disclosure Letter or the Due Diligence Materials.

7.5	Right of termination

If, before Completion a claim is made by a third party against the Company on the grounds that the Company’s activities constitute a breach of that third party’s intellectual property, or that the intellectual property of the Company is owned by that third party(a “Third Party IP Claim”) then the Purchaser may (without prejudice to any other remedy available to it) immediately terminate this agreement by giving written notice to the Vendors.

7.6	Notice of potential Claim

As soon as possible after a party first becomes aware of anything which it is aware is or may be reasonably likely to give rise to a Third Party IP Claim, a Warranty Claim or an Indemnity Claim:

(a)	it must notify the other party in writing of that fact, together with all available details; and

(b)	each Vendors must, as and when requested by the Purchaser, provide to the Purchaser any information and details which the Purchaser reasonably requires.

7.7	Effect of payment

A payment to the Purchaser for a Warranty Claim or an Indemnity Claim is to be treated as a reduction in the Consideration.

7.8	Limitation of the Warrantors

If the Warrantors are liable to make payment of any amount in relation to a Warranty Claim or Indemnity Claim, the Claim shall first be met by surrender or forfeiture of such number of Retention Shares as shall then be equal to the value of the Claim (assessed by reference to the issue price of the Consideration Shares) or where the Warrantors remain liable for an amount after surrender or forfeiture of all of the Retention Shares then the remaining sum shall be satisfied by the surrender or forfeiture of such number of Consideration Shares as is equal to that amount, again assessed by reference to the issue price of the Consideration Shares.

7.9	No limitations for fraud

None of the limitations on Claims in this clause 7 will apply if any Warrantor acts fraudulently, dishonestly, deliberately or recklessly or fraudulently, dishonestly or recklessly makes or omits to make a disclosure in the Due Diligence Materials in such a way as to render any Warranty misleading, false or deceptive.

7.10	No representation by Company

(a)	Each Vendor acknowledges that the Company does not give any representation, warranty or guarantee about the accuracy of any information or opinion given by the Company or the Company’s officers, employees, agents or advisers to the Vendor or the Vendors’ officers, employees, agents or advisers in connection with the Warranties, the Business, the affairs of the Company, or the negotiation and preparation of this agreement.

(b)	Each Vendor must waive any right or Claim it may have against the Company or the Company’s officers, employees, agents or advisers for any error or misrepresentation in, or omission from, any information or opinion referred to in clause 7.6(a).

7.11	Financial limits on Claims

Other than in respect of Title Subject Claims and Tax Subject Claims, the Warrantors have no liability for a Warranty Claim or an Indemnity Claim until the aggregate of all those Claims exceeds $100,000, in which event the Purchaser may claim the whole amount

7.12	Time limits on Claims

Other than in respect of Title Subject Claims, the Warrantor have no liability for a Warranty Claim or an Indemnity Claim, unless:

(a)	in the case of a Warranty Claim or an Indemnity Claim (except for a Tax Subject Claim), the Purchaser has given written notice of the Claim to the Vendors on or before the 18- month anniversary of the Completion Date; and

(b)	in the case of a Tax Subject Claim, the Purchaser has given written notice of the Claim to the Vendors on or before the fifth anniversary of the Completion Date.

7.13	Maximum aggregate liability for Claims

Other than in respect of Title Subject Claims or for fraudulent, dishonest, deliberate or reckless conduct, for all Warranty Claims made by the Purchaser under this agreement:

(a)	the maximum aggregate liability of the Vendors is equal to the value of the Retention Shares; and

(b)	each Vendor is liable up to its Respective Proportion of the Retention Shares; and

(c)	for the avoidance of doubt, to the extent that insufficient Retention Shares remain to satisfy a Warranty Claim as any point in time the remainder of the Warranty Claim as is unsatisfied shall be met from the surrender or forfeiture of Consideration Shares from the Warrantor, or Earn Out Shares from the Vendors in their Respective Proportions, equal in value at the issue price to the shortfall.

7.14	Survival

The provisions of clause 7 remain in full force and effect after Completion.

7.15	Reimbursement if subsequent recovery from third parties

If:

(a)	the Purchaser or the Company receives any payment from or on behalf of the Warrantors for any Warranty Claim or Indemnity Claim (Warrantors’ Payment) and the Purchaser or the Company subsequently recovers any amount from any third party (including under a Third Party Claim) for anything causing that Warranty Claim or Indemnity Claim (as the case may be) (Recovered Amount); and

(b)	if the Recovered Amount, when aggregated with the Warrantors’ Payment, exceeds the Purchaser’s and the Company’s total Liabilities in respect of the facts, matters or circumstances giving rise to the Warranty Claim or Indemnity Claim (the amount of such excess being the Excess), the Purchaser must promptly:

(c)	notify the Warrantors of the Recovered Amount; and

(d)	pay the Warrantors an amount equal to the lesser of:

(i)	the Excess less any reasonable costs and expenses incurred by the Purchaser or the Company (as the case may be) in making that recovery; and

(ii)	the Warrantors’ Payment.

8.	Tax Claims

8.1	Notice of Tax Claim

(a)	The Purchaser must, and must procure that the Company does, notify the Vendors within 10 Business Days of becoming aware of a Tax Claim, providing:

(i)	the amount of the Tax Claim (where known);

(ii)	a description in reasonable detail of the nature of the Tax Claim; and

(iii)	a copy of any documents or materials issued by a Tax Authority in respect of the Tax Claim.

(b)	For the purpose of the notice period in clause 8.1(a), the Purchaser will only be deemed to be aware of a Tax Claim if the Purchaser is actually aware of the Tax Claim.

(c)	Failure by the Purchaser to notify, or to procure that the Company notifies, the Vendors of a Tax Claim in accordance with this clause 8.1 does not prevent the Purchaser from making a Tax Claim under this agreement, however the Warrantors’ liability for the Tax Claim will be reduced to the extent that any failure by the Purchaser to comply with this clause 8.1 has increased the amount of the Tax Claim.

8.2	Tax Claims process

(a)	Subject to clause 8.2(c), the Purchaser will have the sole control of the conduct of any action to dispute, defend, object to, contest, appeal, compromise or settle a Tax Claim, and shall be free to pay or settle the Tax Claim on such reasonable terms as the Purchaser determines, provided that it must consult with and use its reasonable endeavours to agree with the Vendors the optimal approach to favourably settling the Tax Claim with the Tax Authority.

(b)	The Purchaser agrees to keep the Vendors fully informed of any proposed conduct under clause 8.2(a) and provide the Vendors with sufficient time for the Vendors to determine whether or not the Vendors agrees with any proposed course of action.

(c)	Where the Vendors provide the Purchaser with written notice of its disagreement with a proposed course of action under clause 8.2(a), subject to the Vendors indemnifying and securing the Purchaser against all Liabilities which may be incurred (including any additional Tax), the Purchaser may take such action as the Vendors reasonably requests in disputing, defending, objecting to, contesting, appealing, compromising or settling the Tax Claim.

8.3	Dispute between parties in relation to a Tax Claim

(a)	If a dispute arises between the Vendors and Purchaser in respect of a Tax Claim (including the amount of the Tax Claim) under this clause 8.3, then, within 21 days of a dispute arising, either the Vendors or Purchaser may refer the matter to an expert with the request that the expert make a decision on the matter as soon as practicable after receiving any submissions from the Vendors and Purchaser.

(b)	The expert is to be a person with over ten years’ experience in Tax agreed by the Vendors and the Purchaser, or if they do not agree on the person to be appointed within seven days of one party requesting appointment, a person with the same expertise nominated by the Resolution Institute Limited.

(c)	Where an expert is appointed:

(i)	the decision of the expert is to be conclusive and binding on the parties in the absence of manifest error;

(ii)	the Vendors and the Purchaser agree to each pay one half of the expert’s costs and expenses in connection with the reference;

(iii)	the expert is appointed as an expert and not as an arbitrator; and

(iv)	the procedures for determination are to be decided by the expert in its absolute discretion.

9.	Tax returns

9.1	Pre–Completion returns

(a)	The Vendors will, at their own cost and expense, have the conduct and control of the preparation and filing of all tax returns in respect of the activities of the Company for any Tax period ending on or before the Completion Date (Pre–Completion Returns).

(b)	The Vendors must ensure that each Pre–Completion Return is prepared in a manner consistent with the requirements of any Tax Law.

(c)	The Purchaser, on reasonable notice from the Vendors, must provide to the Vendors:

(i)	access to any information and records in relation to Tax, as relevant, within the possession and control of the Purchaser; and

(ii)	reasonable assistance to allow the Vendors to prepare any Pre–Completion Returns.

(d)	The Vendors must deliver each Pre–Completion Return and supporting workpapers to the Purchaser before it is due to be filed for the Purchaser’s review and comment, and if the Purchaser objects to any items set out in the Pre–Completion Return, the parties must attempt to resolve the dispute in good faith or failing that, refer the matter to an expert as contemplated by clause 8.3 as if the dispute were a dispute in relation to a Tax Claim.

(e)	The Vendors must procure that each Pre–Completion Return is lodged, filed or submitted by the due date (taking into account any extension of time to file the Pre–Completion Return that has been properly obtained).

9.2	Straddle Returns / Post–Completion returns

	(a)	The Purchaser will, at its own cost and expense, have the conduct and control of the preparation and filing of all tax returns in respect of the activities of the Company for any Tax period ending after the Completion Date, including, for the avoidance of doubt, for any Tax period commencing prior to the Completion Date but ending after the Completion Date (Straddle Returns).

	(b)	The Purchaser must ensure that each Straddle Return is prepared in a manner consistent with the requirements of any Tax Law.

	(c)	The Vendors, on reasonable notice from the Purchaser, must provide to the Purchaser:

		(i)	reasonable access to any information and records in relation to Tax, as relevant, within the possession and control of the Vendors; and

		(ii)	reasonable assistance to allow the Purchaser to prepare any Straddle Return.

	(d)	The Purchaser must deliver each Straddle Return and supporting workpapers to the Vendors before it is due to be filed for the Vendors’ review and comment, and if the Vendors objects to any items set forth in the Straddle Return, the parties must attempt to resolve the dispute in good faith or failing that, refer the matter to be resolved by an expert as contemplated by clause 8.3 as if the dispute were a dispute in relation to a Tax Claim.

	(e)	The Purchaser must procure that any Straddle Return is lodged, filed or submitted by the due date (taking into account any extension of time to file the Straddle Return that has been properly obtained).

10.	Vendor Indemnities

10.1	General indemnity

	(a)	The Warrantors indemnify the Purchaser and the Company from all Liabilities which the Purchaser or the Company suffers, pays or incurs by reason of any of:

		(i)	the Warranties being untrue, inaccurate or misleading in any respect; and/or

		(ii)	any Claims made by any Third Party in relation to a matter which constitutes, or circumstances that constitute, a breach of any of the Warranties or any other covenant or representation of the Vendors in this agreement.

	(b)	The Vendors indemnify the Purchaser and the Company from all liabilities that the Purchaser or the Company suffers, pays, or incurs by reason of any of:

		(i)	any failure by a Vendor to fulfil its obligations under this agreement;

		(ii)	any breach of a Warranty warranted by a Vendor; and/or

		(iii)	any claim made by any Third Party in relation to any failure by the Vendors to fulfil their obligations under this Agreement.

	(c)	For the avoidance of doubt, the Purchaser is entitled to bring a Claim either on an indemnity basis under this clause 10.1 or on a contractual basis for breach of a Warranty, or both, provided that the Purchaser may not, in connection with facts, matters or circumstances giving rise to a Claim, recover more than its aggregate Liabilities.

11.	Tax Indemnity

	(a)	The Warrantors indemnify the Purchaser and the Company and the head company of any tax consolidated group of which the Company is a member after Completion for any Tax Liability incurred, arising as a result of, or in respect of, or by reference to any of the following:

		(i)	(pre–Completion events) any event (including a supply) occurring, or deemed under any Tax Law to occur, in relation to the activities of the Company on or before Completion;

		(ii)	(income) any income, profits or gains (including capital gains) earned, derived, accrued or received or deemed under any Tax Law to have been earned, derived accrued or received in relation to the activities of the Company on or before Completion;

	(iii)	(deductions) the disallowance under Tax Law of an expense, loss or outgoing incurred in relation to the activities of the Company on or before Completion;

	(iv)	(withholdings) any withholding required to be made or any notice required to be given under any Tax Law in relation to the activities of the Company on or before Completion;

	(v)	(credits) the disallowance of a Tax credit or rebate of Tax under any Tax Law relating to a matter referred to in any of clauses 11(a)(i) to 11(a)(iv) (inclusive);

	(vi)	(rollovers) an asset of the Company having been on or before Completion the subject of a claim for rollover relief under any Tax Law;

	(vii)	(tax relief) any Tax Liability for which the Company may have obtained relief under any Tax Law (whether by way of deferral of capital gains tax or otherwise and including, stamp duty corporate reconstruction relief) which has or will become payable as a result of entry into this agreement or as a consequence of exercising any rights or performing any obligations under this agreement (including any rights obligations or matters relating to Completion);

	(viii)	(transaction tax) any Tax Liability in respect of any agreement, deed, other document or transaction entered into on or before Completion to which the Company is or has been a party or by which the Company derives, has derived or will derive a substantial benefit;

	(ix)	(GST) any supply, transaction, acquisition or importation which has been made or deemed to have been made or attributed to the Company at any time on or before Completion; and

	(x)	(GST group liabilities) any liability incurred by a Company, as a member or representative of a GST group, of which the Company was a member at any time before Completion.

(b)	The Vendors will not be liable for a Tax Subject Claim to the extent that the Tax Subject Claim:

	(i)	relates to a Tax Liability for which adequate provision has been made in the Accounts;

	(ii)	arises from any action or omission by the Vendors in accordance with the terms of this agreement, or the prior written approval, consent or agreement of the Purchaser;

	(iii)	arises out of or in respect of an increase in the rate of Tax after the date of this agreement;

	(iv)	arises out of a change in Tax Law after the date of this agreement, including a change in Tax Law which takes effect retrospectively (except where the change in Tax Law was publicly announced as at the date of this agreement); or

	(v)	arises from any election or choice made by the Company in relation to Tax, on or after Completion.

(c)	For the avoidance of doubt, the Purchaser is entitled to bring a Tax Subject Claim either on an indemnity basis under this clause 11 or on a contractual basis for a breach of a Tax Warranty, or both, provided that the Purchaser may not recover more than its aggregate Liabilities.

11.2	Foreign Resident Capital Gains Withholding

	(a)	For the purposes of Subdivision 14-D of Schedule 1 to the Taxation Administration Act 1953 (Cth) (TAA), each Vendor declares that:

		(i)	the Shares are not, and will not be, “indirect Australian real property interests” as defined in section 855-25 of the 1997 Tax Act for the six month period commencing on the date of this agreement; and

		(ii)	the Purchaser may rely on the declaration in paragraph 11.2(a)(i).

(b)	On the basis of the declaration in paragraph 11.2(a)(i), the Purchaser will not be required to make a payment under subdivision 14-D of the TAA.

(c)	Each Vendor must indemnify the Purchaser for any loss suffered by the Purchaser in respect of the withholding requirements under Subdivision 14-D of Schedule 1 to the TAA if any declaration made by that Vendor under clause 11.2(a)(i) is false.

12.	Representations by the Purchaser

12.1	Representations

The Purchaser represents and warrants to the Vendors that each of the following statements is true and accurate at the date of this agreement and will be true and accurate on the Completion Date:

(a) it is validly existing under the laws of its place of registration or incorporation;

(b) it has the power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

(c) it has taken all necessary action to authorise its entry into and performance of this agreement and to carry out the transactions contemplated by this agreement, including without limitation the valid issuance of the Consideration Shares and the Earn-Out Shares;

(d) its obligations under this agreement are valid and binding and enforceable against it in accordance with their terms;

(e) no:

(i) meeting has been convened, resolution proposed, petition presented or order made for its winding up;

(ii) receiver, receiver and manager, provisional liquidator, liquidator, administrator or other officer of the court has been appointed in relation to all or any of its assets; or

(iii) mortgagee has taken, attempted to take or indicated an intention to exercise its rights under any security of which it is the mortgagor or chargor; and

(f)	it has entered the Side Deed which, amongst other things, commits the Purchaser to:

(i) providing sufficient working capital to the Company so that the Company may operate in accordance with its budgets and have all necessary resources for the Company to meet Earn-Out Shares Payment Conditions;

(ii) appoint Jalaluddin Shaik as a board observer of the Purchaser; and

(iii) perform all of its obligations under the Side Deed.

12.2	Application of representations by the Purchaser

Each of the representations by the Purchaser under clause 12.1 remains in full force and effect on and after Completion.

13.	Purchaser’s Warranties

13.1	Warranties

The Purchaser represents, warrants and undertakes to the Vendors that the Purchaser’s Warranties are true and accurate at the date of this agreement and will be true and accurate on the Completion Date.

13.2	Reliance of the Purchaser

The Purchaser acknowledges that the Vendors enter into this agreement and will complete the sale and purchase of Shares under this agreement in reliance on the Purchaser’s Warranties.

13.3	Application of the Warranties

Each Purchaser’s Warranty:

(a) remains in full force and effect after Completion;

(b) is separate and independent and is not limited by reference to any other Purchaser’s Warranty or any other provision in this agreement; and

(c) is not affected or limited in any way by any investigation made by or on behalf of the Vendors or the Company or any information relating Purchaser’s business of which one or more Vendors or the Company has actual knowledge except to the extent that it is Disclosed (within the meaning of clause 1.2(q)) in writing to the Company and/or the Vendor’s representative on or before the date of this agreement.

13.4	Qualifications

(a)	The Purchaser Warranties are given subject to and are qualified by the matters that are fully and fairly Disclosed (within the meaning of clause 1.2(q)) in this agreement or in writing to the Company and/or the Vendor’s representative on or before the date of this agreement.

13.5	Right of termination

If, before Completion:

(a) the Company and/or Vendors identify a material breach of any of the Purchaser’s Warranties where, for the purpose of this (a) a ‘material breach’ means a breach which has, or, in the reasonable opinion of the Company and/or Vendors is likely to have, either individually or when aggregated with other facts, matters or circumstances, a material adverse effect on the Purchaser or the financial or trading position, liabilities, revenue, earnings, financial condition, profitability or prospects of the Purchaser by:

(i) The Purchaser receiving a formal notice from NASDAQ that the Purchaser will not be permitted to list or does not meet the requirements for a listing on its market;

(ii) Limiting the use or distribution of the Purchaser’s goods and services, including its Intellectual Property Rights;

(iii) The termination or resignation of Mike Ballardie as CEO of the Purchaser; or

(iv) The finding of a relevant regulator of material non-compliance with any US state or federal laws relating to the Company’s activities as a publicly traded corporation.

the Company and/or Vendors may (without prejudice to any other remedy available to it) immediately terminate this agreement by giving written notice to the Purchaser.

13.6	Notice of potential Claim

Reasonably promptly after a party first becomes aware of anything which it is aware is or may be reasonably likely to give rise to a Purchaser’s Warranty Claim or an Indemnity Claim:

(a) it must notify the other party in writing of that fact, together with all available details; and

(b) each Vendor must, as and when requested by the Purchaser, provide to the Purchaser any information and details which the Purchaser reasonably requires.

13.7	Effect of payment

A payment to a Vendor for a Purchaser’s Warranty Claim or a Purchaser’s Indemnity Claim is to be treated as an increase in the Consideration.

13.8	Limitation of the Purchaser

If the Purchaser is liable to the Vendors for a Purchaser’s Warranty Claim to be payable by the Purchaser, the Claim shall first be met by the issuance by such additional number of Consideration Shares to the Vendors as shall be equal to the value of the Claim.

13.9	No limitations for fraud

None of the limitations on Claims in this clause 13 will apply if the Purchaser acts fraudulently, dishonestly, deliberately or recklessly or fraudulently, dishonestly or recklessly makes or omits to make a disclosure to the Company and / or Vendors in such a way as to render any Purchaser’s Warranty misleading, false or deceptive.

13.10	Financial limits on Claims

The Purchaser has no liability for a Warranty Claim or an Indemnity Claim until the aggregate of all those Claims exceeds $100,000 in which event the Vendors and/or the Company (prior to the Completion) may claim the whole amount.

13.11	Time limits on Claims

The Purchaser shall have no liability for a Purchaser’s Warranty Claim or a Purchaser’s Indemnity Claim, unless the Vendors have given written notice of the Claim to the Purchaser on or before the 18-month anniversary of the Completion Date.

13.12	Maximum aggregate liability for Claims

Other than in respect of a Claim for fraudulent, dishonest, deliberate or reckless conduct, the maximum aggregate liability of the Purchaser for all Claims made by the Company and/or Vendors under this agreement is equal to the issue value of the Consideration Shares.

13.13	Survival

The provisions of clause 13 remain in full force and effect after Completion.

14.	Purchaser’s Indemnities

14.1	General indemnity

The Purchaser indemnifies the Vendors (and where this Agreement is terminated, or a relevant event occurs, prior to Completion, the Company):

	(a)	from all Liabilities which the Vendors or Company suffer, pay or incur by reason of:

		(i)	any of the Purchaser’s Warranties being untrue, inaccurate or misleading in any respect; or

		(ii)	any failure by the Purchaser to fulfil its obligations under this agreement; and

	(b)	from all Claims made by any Third Party in relation to:

		(i)	a matter which constitutes, or circumstances that constitute, a breach of any of the Purchaser’s Warranties or any other covenant or representation of the Purchaser in this agreement; or

		(ii)	any failure by the Purchaser to fulfil its obligations under this agreement.

For the avoidance of doubt, the Vendors and/or the Company are entitled to bring a Claim either on an indemnity basis under this clause 14.1 or on a contractual basis for breach of a Purchaser’s Warranty, or both, provided that the Vendors and/or Company may not, in connection with facts, matters or circumstances giving rise to a Claim, recover more than their aggregate Liabilities.

15.	Restraint

15.1	Defined terms

In this clause 15:

Business is a reference to the Business as at the Completion;

engage in means to carry on, participate in, provide finance or services, or otherwise be directly or indirectly involved as a shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier; and

Prohibited Persons means each of Jalaluddin Shaik and Melvin Priyarajan:

15.2	Prohibited activities

Unless this Agreement is terminated for breach by Company and/or Vendors:

	(a)	Each Prohibited Person (in consideration for the Purchaser entering into this agreement) undertakes to the Purchaser that neither it nor its Associates will:

		(i)	solicit, canvass, approach or accept an approach from a person who was at any time during the 12 months ending on the Completion Date a customer of the Company or the Business with a view to obtaining their custom in a business that is the same or similar to the Business or is in competition with the Business;

		(ii)	interfere with the relationship between the Company or the Business and its customers, licensors, employees or suppliers;

		(iii)	induce or help to induce an employee of the Company to leave their employment; or

		(iv)	use a logo, symbol, trade mark or business name which may be misleading or deceptively similar to, or likely to be confused with, a logo, symbol, trade mark or business name owned or used by the Company (including those trademarks and business names set out in Schedule 7).

	(b)	Furthermore, each Prohibited Person (in consideration for the Purchaser entering into this agreement) undertakes to the Purchaser that neither it nor its Associates will engage in a business or an activity that is:

		(i)	the same or similar to the Business or any part or parts of the Business; or

		(ii)	in competition with the Business or any part or parts of the Business.

15.3	Duration of prohibition

	(a)	The undertakings in clause 15.2 begin on the Completion Date and end on the:

		(i)	third anniversary of the Completion Date;

		(ii)	second anniversary of the Completion Date; and

		(iii)	first anniversary of the Completion Date.

	(b)	The undertakings in clause 15.2(b) begin on the Completion Date and end on the:

		(i)	fifth anniversary of the Completion Date;

		(ii)	fourth anniversary of the Completion Date;

		(iii)	third anniversary of the Completion Date;

		(iv)	second anniversary of the Completion Date; and

		(v)	first anniversary of the Completion Date.

15.4	Geographic application of prohibition

The undertakings in clause 15.2 apply only if the activity prohibited by clause 15.2 occurs within Australia and New Zealand.

15.5	Interpretation

Clauses 15.2, 15.3 and 15.4 have effect together as if they consisted of separate provisions, each being severable from the other. Each separate provision results from combining each undertaking in clause 15.2, with each period in clause 15.3, and combining each of those combinations with each area in clause 15.4. If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of clauses 15.2, 15.3 and 15.4.

15.6	Exceptions

This clause 15 does not restrict a Prohibited Person from:

	(a)	performing any employment agreement with the Company;

	(b)	holding 5% or less of the shares of a listed company; or

	(c)	recruiting a person through a recruitment agency (except if the agency targets employees of the Company) or in a response to a newspaper, web page or other public employment advertisement.

15.7	Acknowledgments

Each Vendor acknowledges that:

	(a)	all the prohibitions and restrictions in this clause 15 are reasonable in the circumstances and necessary to protect the Goodwill of the Business;

	(b)	damages are not an adequate remedy if a Prohibited Person breaches this clause 15; and

	(c)	the Purchaser may apply for injunctive relief if:

(i) a Prohibited Person breaches or threatens to breach this clause 15; or

(ii) it believes a Prohibited Person is likely to breach this clause 15.

16.	Confidentiality and publicity

16.1	Confidentiality

A party (Recipient):

	(a)	must keep confidential any confidential information of another party (Disclosing Party) disclosed to the Recipient by the Disclosing Party, or of which the Recipient becomes aware, at any time up to Completion, except information which is public knowledge otherwise than as a result of a breach of confidentiality by the Recipient or any of its permitted disclosees; and

	(b)	may disclose any confidential information in respect of which the Recipient has an obligation of confidentiality under clause 16.1(a) only:

		(i)	to those of the Recipient’s officers, employees, partners, investors, stakeholders or financial, legal or other advisers who:

			(A)	have a need to know for the purposes of this agreement or the transactions contemplated by it; and

			(B)	undertake to the Recipient (and, where required by the Disclosing Party, to the Disclosing Party also) a corresponding obligation of confidentiality to that undertaken by the Recipient under this clause 16; or

		(ii)	if required to do so by law.

16.2	Confidential Information – until Completion or termination

A reference in clauses 16.1(a) and 16.1(b) to confidential information includes, as regards the Purchaser, Confidential Information and the Purchaser must comply with those provisions with respect to Confidential Information until the first to occur of:

(a) Completion; or

(b) a period of 5 years after termination of this agreement.

16.3	Confidential Information – after Completion

The Vendors must not, and must ensure that any related body corporate of it and its and their respective Representatives and Associates must not, after Completion without the prior written consent of the Purchaser, use or disclose any Confidential Information unless required to do so by law.

16.4	Announcements

A party must not make or authorise a press release or public announcement relating to the negotiations of the parties or the subject matter or provisions of this agreement unless:

(a) it is required to be made by law and before it is made that party has:

(i) notified the Purchaser and the Vendors; and

(ii) given the Purchaser and the Vendors a reasonable opportunity to comment on the contents of, and the requirement for, it; or

(b) it has the prior written approval of the Purchaser and the Vendors.

17.	Termination

17.1	Breach

(a) The Vendors may terminate this Agreement by written notice to the Purchaser if the Purchaser is in breach of this agreement and such breach has not been remedied within 10 Business Days of being issued written notice of that breach, or such breach is incapable of remedy.

(b) The Purchasers may terminate this Agreement by written notice to the Vendors if the Vendors (or, prior to Completion, the Company) are in breach of this agreement and such breach has not been remedied within 10 Business Days of being issued written notice of that breach, or such breach is incapable of remedy

17.2	After termination

On termination of this agreement for any reason, each party must stop, and must cause its permitted disclosees to stop, using confidential information of another party and, at the other party’s option:

(a) return to the other party;

(b) destroy and certify in writing to the other party the destruction of; or

(c) destroy and permit a representative of the other party to witness the destruction of, all confidential information in its possession or control.

17.3	Survival

Clauses 13 and 16 continue to apply after termination of this agreement.

17.4	Accrued rights

Termination of this agreement does not affect any accrued rights or remedies of a party.

18.	GST

18.1	Interpretation

In this clause 18, a word or expression defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) has the meaning given to it in that Act.

18.2	GST gross up

If a party makes a supply under or in connection with this agreement in respect of which GST is payable, the consideration for the supply but for the application of this clause 18.2 (GST exclusive consideration) is increased by an amount equal to the GST exclusive consideration multiplied by the rate of GST prevailing at the time the supply is made.

18.3	Reimbursements

If a party must reimburse or indemnify another party for a loss, cost or expense, the amount to be reimbursed or indemnified is first reduced by any input tax credit the other party is entitled to for the loss, cost or expense, and then increased in accordance with clause 18.2.

18.4	Tax invoice

A party need not make a payment for a taxable supply made under or in connection with this agreement until it receives a tax invoice for the supply to which the payment relates.

19.	Notices and other communications

19.1	Service of notices

A notice, demand, consent, approval or communication under this agreement (Notice) must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by prepaid post or email to the recipient’s address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.

19.2	Effective on receipt

A Notice given in accordance with clause 19.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a) if hand delivered, on delivery;

(b) if sent by prepaid post, the second Business Day after the date of posting (or the seventh Business Day after the date of posting if posted to or from a place outside Australia); and

(c) if sent by email, when sent by the sender unless the sender receives a delivery failure notification indicating that the email has not been delivered to the addressee,

but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

20.	Assignment

20.1	Assignment in general

A party may only assign this agreement or a right under this agreement with the prior written consent of each other party.

21.	Miscellaneous

21.1	Alterations

This agreement may be altered only in writing signed by each party.

21.2	Approvals and consents

Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

21.3	Costs

Each party must pay its own costs of negotiating, preparing and executing this agreement.

21.4	Stamp duty

Any stamp duty, duties or other taxes of a similar nature (including fines, penalties and interest) in connection with this agreement or any transaction contemplated by this agreement, must be paid by the Purchaser.

21.5	Survival

Any indemnity or any obligation of confidence under this agreement is independent and survives termination of this agreement. Any other term by its nature intended to survive termination of this agreement survives termination of this agreement.

21.6	Counterparts

This agreement may be executed in counterparts. All executed counterparts constitute one document.

21.7	No merger

The rights and obligations of the parties under this agreement do not merge on completion of any transaction contemplated by this agreement.

21.8	Entire agreement

This agreement constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

21.9	Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this agreement and any transactions contemplated by it.

21.10	Severability

A term or part of a term of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining terms or parts of the term of this agreement continue in force.

21.11	Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

21.12	Relationship

Except where this agreement expressly states otherwise, it does not create a relationship of employment, trust, agency or partnership between the parties.
21.13	Governing law and jurisdiction

This agreement is governed by the law of New South Wales, Australia and each party irrevocably and unconditionally submits to the non–exclusive jurisdiction of the courts of New South Wales, Australia and its appellate courts.

Schedule 1 – The Vendors

No.	Vendors	Address	Shares	Consideration Shares
1	Jalaluddin Shaik and Divyaa Jalal as trustees for the Jalaluddin Shaik Family Trust	Unit 3, 516 Mowbray Road W Land Cove NSW 2066	6,900,000	3,239,461
2	Cooper Sydney Pty Ltd ACN 001 630 600	R414 Royal Exchange Sydney NSW 2000	180,289	84,643
3	James Melvin Priyarajan	474, 2nd Main, MM Layout 60032 Kaval Bairasandra, Bangalore 5 India	582,000	273,242
4	Stadia Growth Fund, LLC	383 Marshall Avenue, Webster Groves, MO 63119 United States	280,000	131,456
5	Blackbird Ventures 2015, LP (Registration Number ILP0000141)	‘L’ Unit 1, 111 – 115 Albion Street Surry Hills NSW 2010	405,771	190,504
6	Startmate Blue Moon Pty Ltd ACN 618 180 653 as trustee for the Startmate Blue Moon Trust	Unit 1, Level 111 – 115 Albion Street Surry Hills NSW 2010	270,514	127,003
7	Picko Pty. Limited ACN 099 120 573 as trustee for the CP Family Trust ABN 19 818 186 299	Unit 28, 8 – 12 Waratah Street, Cronulla NSW 2230	179,469	84,258
8	Daniel Pryor & Associates Pty Limited ACN 095 397 701 as trustee for the Pryor Family Trust ABN 86 820 169 847	32 The Grove Mosman NSW 2088	119,646	56,172
9	Mishki Pty Ltd ACN 147 751 022 as trustee for the Bhandari Family Super Fund ABN 23 065 189 220	PO Box 90 Paddington NSW 2021	418,760	196,602
10	Silk St Pty Ltd ACN 617 150 240 as trustee for the Silk St Family Trust	101 Grafton Street Bondi Junction NSW 2022	119,646	56,172
11	Sellsword Investments Pty Limited ACN 611 789 603 as trustee for the Weller Family Trust	40 Shackel Avenue Clovelly NSW 2031	59,823	28,086
12	Philip Justin Herald	32 Morella Road Mosman NSW 2088	598,229	280,861
13	Smartsports LLC	1705 Ocean Ave #101, Santa Monica, CA 90401 United States	337,122	158,274
14	Thomas Triggs	3529 Bayberry Lane, Malibu, CA 90265 United States	265,504	124,651
15	Todd Stockard	3138 Hourglass Place Broomfield, Co 80023, United States	38,723	18,180
16	David Nelson	13920 Westhampton Ct Broomsfield, Colorado, 80023, United States	256,435	120,393
17	Fireside Ventures LLC.	C/o Bill Ordower, 97 Durand Rd Maplewood, New Jersey, 07040, United States	103,295	48,496
18	Jeffrey Ravetz	6 Juniper Lane, Southampton, NY 11968 United States	129,124	60,622
19	Steve Oosterhof and Julia Lindblad as trustees for the Oosterhof Lindblad Family Trust	45B Kidman Street Yarraville VIC 3013	20,337	9,548
27	Imprint Capital Partners Ltd ARBN 603470220	Suite 410 Golden Spring Plaza 307 Datunli Chaoyang District Beijing	183,038	85,934
28	Tawfiq Altai	Unit 8 44 Hampton Court Road Carlton New South Wales 2218	232,570	109,189
29	Salome Mary Rapson	87 Tampa Road, Cape Woolamai, VIC, 3925	63,899	30,000
30	Rodney Rapson	Max Planck Strasse 2, Wirges 56422 Germany	106,500	50,000
31	Convertible Securityholders		2,349,199	1,102,918
Total			14,199,893	6,666,667

Schedule 2 – The Company

Name	Flixsense Pty. Ltd.

ACN	603 093 545

Registered office	Unit 6, 557 – 661 Mowbray Road W Lane Cove NSW 2066

Date of registration	27 November 2014

Share capital	AUD$1,403,496.45 comprising 14,199,893 ordinary securities

Directors	Shaik Jalaluddin

Secretary	None

Schedule 3 – Earn-out Shares determination

1.	Definitions

In this Schedule:

Earn-out Milestone means either:

	(a)	The Company achieving before 31 December 2022:

		(i)	The successful technical development and launch of an app or enterprise product utilising the GAMEFACE.AI technology for any 2 sports, including but not limited to:

			(A)	American Football;

			(B)	Baseball;

			(C)	Basketball; or

			(D)	Cricket,

where, if an app, such an app is released in a functional version of the Apple app store and the Google Play app store (or is substantially ready for release but is delayed at the Purchaser’s option) (Alpha App); and if an enterprise product, there is a contracted paying customer for the product (Alpha Product); and

		(ii)	Tax-exclusive revenue in excess of $750,000 USD for the period 1 July 2021 to 31 December 2022 (excluding revenue earned from the Purchaser, whether paid or not) (Revenue Target); or

	(b)	Any of the following events occur:

		(i)	Jalaluddin Shaik’s employment agreement with the Company is terminated without cause;

		(ii)	The Purchaser is in breach of the Side Deed and such breach is not remedied within 30 days of being given written notice of that breach;

		(iii)	The Purchaser enters into a binding agreement to merge or sell a majority of its capital stock with another organisation (whether for cash or non-cash consideration) to one or more parties (whether they are existing stockholders or not); and / or

		(iv)	A binding agreement is entered into for the sale or disposal of a majority of the shares in the Company, its Business or its assets.

2.	Business Milestones

No.	Business Milestones	Percentage of shares on Completion
1	Commercial release of an Alpha App or Alpha Product	25%
2	Functional release of an Alpha App or Alpha Product	25%
3	Achievement of Revenue Target	50%

3.	Earn-out Shares Respective Proportion

No.1	Vendors	Relevant Proportion of Earn-out Shares
	Jalaluddin Shaik and Divyaa Jalal as trustees for the Jalaluddin Shaik Family Trust	33.4958%
2	Cooper Sydney Pty Ltd ACN 001 630 600	1.26965041215451%
3	James Melvin Priyarajan	34.0093%
4	Stadia Growth Fund, LLC	1.9718%
5	Blackbird Ventures 2015, LP (Registration Number ILP0000141)	2.85756378586796%
6	Startmate Blue Moon Pty Ltd ACN 618 180 653 as trustee for the Startmate Blue Moon Trust	1.90504252391198%
7	Picko Pty. Limited ACN 099 120 573 as trustee for the CP Family Trust ABN 19 818 186 299	1.26387572075367%
8	Daniel Pryor & Associates Pty Limited ACN 095 397 701 as trustee for the Pryor Family Trust ABN 86 820 169 847	0.84258381383578%
9	Mishki Pty Ltd ACN 147 751 022 as trustee for the Bhandari Family Super Fund ABN 23 065 189 220	2.94903630611864%
10	Silk St Pty Ltd ACN 617 150 240 as trustee for the Silk St Family Trust	0.84258381383578%
11	Sellsword Investments Pty Limited ACN 611 789 603 as trustee for the Weller Family Trust	0.42129190691789%
12	Philip Justin Herald	4.21291202687232%
13	Smartsports LLC	2.3741%
14	Thomas Triggs	1.86976056791414%
15	Todd Stockard	0.272699237944962%
16	David Nelson	1.80589388948212%
17	Fireside Ventures LLC.	0.727435058841641%
18	Jeffrey Ravetz	0.909330795661629%
19	Steve Oosterhof and Julia Lindblad as trustees for the Oosterhof Lindblad Family Trust	0.143219389047509%
29	Imprint Capital Partners Ltd. ARBN 603470220	1.28900971296051%
30	Tawfiq Altai	3.3671%
31	Rodney Rapson	1.2%

Schedule 4 – Retention Shares

1.	Retention Shares

The Retention Shares will not be issued by the Purchaser until the end of the Retention Period when they shall be issued to the Vendors in their relevant proportions subject to the remaining terms of this Schedule 4.

2.	Purpose of Retention Shares

The purpose of the Retention Shares is to provide the Purchaser with security for the obligations of the Warrantors in respect of any Claim which may be made for breach of Warranty or under an indemnity given under the terms of this Agreement which is notified by the Purchaser to the Vendor’s Representative during the Retention Period.

3.	Release of the Retention Shares

If and to the extent at the expiry of the Retention Period the aggregate value of Claims for breach of Warranty or under an indemnity given under the terms of this Agreement notified to the Vendor’s Representative, is less than the aggregate value of the Retention Shares assessed at the issue price of the Consideration Shares then upon written request from the Vendor’s Representative the Purchaser shall issue the balance of the Retention Shares to the Vendors in each case in their relevant proportion.

4.	Unresolved Claims

If and to the extent any Claims for breach of Warranty or under an indemnity remain unresolved at the end of the Retention Period (“Unresolved Claims”) the relevant value of Retention Shares which relate to such Unresolved Claims shall remain unissued until such time as the Unresolved Claims are agreed by the parties or are finally determined by a Court of appropriate jurisdiction and shall be issued to the Vendors only if such Unresolved Claims are resolved or determined in their favour.

Schedule 5 – Warranties

Warranty 1 – Defined terms

In these Warranties:

Accredited Investor has the meaning given to such term in Regulation D of the U.S. Securities Act.

Intellectual Property Licences means all agreements under which the Company has the right to use, but not to own, Intellectual Property Rights used in connection with the Business, including those listed in Schedule 7.

Intellectual Property Rights means all intellectual property and proprietary rights (whether registered or unregistered), including:

(a) business names;

(b) trade or service marks;

(c) any right to have information (including Confidential Information) kept confidential; and

(d) patents, patent applications, drawings, discoveries, inventions, improvements, trade secrets, technical data, formulae, computer programs, data bases, know–how, logos, designs, design rights, copyright and similar industrial or intellectual property rights.

law includes any statute, legislation, law, regulation, by–law, scheme, determination, ordinance, rule or other statutory provision (whether Commonwealth, State or municipal).

Moral Rights means each right defined as a moral right in Part IX of the Copyright Act 1968

(Cth), and any similar rights capable of protection under the laws of any foreign jurisdiction.

Owned Intellectual Property Rights means all Intellectual Property Rights owned by the Company, including the Intellectual Property Rights listed in Schedule 7 but excluding any Intellectual Property Rights that are the subject of any of the Intellectual Property Licences.

Personal Information means ‘personal information’ (as defined in the Privacy Act 1988 (Cth)) held by the Company.

Plant and Equipment means all plant, equipment (including computer equipment), motor vehicles, machinery, furniture, chattels, fixtures and fittings used by the Company.

Privacy Law means:

(a) the Privacy Act 1988 (Cth);

(b) the National Privacy Principles contained in Schedule 3 to the Privacy Act 1988 (Cth) or an approved privacy code (as defined in the Privacy Act 1988 (Cth)) that applies to the Company; and

(c) another statute, regulation or law in Australia or elsewhere relating to the protection of Personal Information that the Company must observe.

QIB has the meaning given to such term in Rule 144A under the U.S. Securities Act.

SGAA means the Superannuation Guarantee (Administration) Act 1992 (Cth).

Superannuation Arrangement means any fund, plan, or scheme, or division of a fund plan or scheme, under which superannuation, retirement, life assurance, death or disability benefits, pensions, annuities or other allowances, gratuities or benefits are or may be provided to or in respect of any employee of the Company or their dependants.

U.S. Person has the meaning given to such term in Regulation S under the U.S. Securities Act.

U.S. Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Warranty 2 – The Vendors

2.1	The Vendors have full authority and all necessary consents to enter into and perform this agreement.

2.2	This agreement and all other agreements contemplated by this agreement will, when executed by the Vendors, constitute binding obligations of the Vendors in accordance with their respective terms.

2.3	The execution, delivery and performance by the Vendors of this agreement will not:

	(a)	result in a breach of any provision of the constitution of the Vendors;

	(b)	result in a breach of, or constitute a default under, any instrument to which the Vendors are a party or by which the Vendors are bound and which is material in the context of the transactions contemplated by this agreement; or

	(c)	result in a breach of any order, judgment or decree of any court or Governmental Authority to which the Vendors are a party or by which the Vendors are bound and which is material in the context of the transactions contemplated by this agreement.

2.4	No:

	(a)	meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Vendors;

	(b)	receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material asset of the Vendors; or

	(c)	mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which the Vendors are the mortgagor or chargor.

2.5	The Vendors:

	(a)	are not insolvent within the meaning of section 95A of the Corporations Act;

	(b)	have not stopped paying their debts as and when they fall due;

	(c)	have not been served with a demand under section 459E of the Corporations Act which it is taken under section 459F of the Corporations Act to have failed to comply with;

	(d)	are not subject to voluntary administration under Part 5.3A of the Corporations Act;

	(e)	if outside of the United States, are not U.S. Persons;

	(f)	if inside of the United States, are either Accredited Investors or QIBs;

	(g)	have such knowledge, sophistication and experience in financial and business matters that they are capable of evaluating the merits and risks of its investment in their respective portion of the Consideration Shares as contemplated by this Agreement, and are able to bear the economic risk of such investment for an indefinite period of time; and

	(h)	understand that the Consideration Shares have not been, and will not be, registered under the U.S. Securities Act (or any other securities law), and are intended to be exempt from registration under the U.S. Securities Act.

2.6	The Vendors are not insolvent. For the purposes of this Warranty 2.6, any Vendor will be insolvent if:

	(a)	a trustee or similar officer is appointed in respect of the Vendor or any of the Vendors’ assets;

	(b)	an order is made for the bankruptcy of the Vendor or his or her estate or an event occurs that would give a court the right to make such an order;

	(c)	a moratorium of any debts of the Vendor, a personal insolvency agreement or any other assignment, composition or arrangement with the Vendors’ creditors or any similar proceeding or arrangement by which the assets of the Vendor are subjected conditionally or unconditionally to the control of the Vendors’ creditors or a trustee is ordered or applied for;

(d)	the Vendor is declared or taken under any applicable law to be insolvent or unable to pay his or her debts or the Vendor admits in writing that he or she is insolvent or unable to pay his or her debts;

(e)	any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made or issued against or in relation to any asset of the Vendor; or

(f)	any event under any law which is analogous to, or which has a substantially similar effect to, any of the events referred to in paragraphs 2.6(a) to 2.6(e) (inclusive).

Warranty 3 – The Company

3.1	The Company:

	(a)	is validly existing under the laws of its place of incorporation or registration and in good standing;

	(b)	is accurately described in Schedule 2;

	(c)	has full corporate power to own its properties, assets and businesses and to carry on the businesses it conducts; and

	(d)	has good and marketable title to all the assets included in the Accounts.

3.2	No:

	(a)	meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Company;

	(b)	receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material asset of the Company; or

	(c)	mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which the Company is the mortgagor or chargor.

3.3	The Company:

	(a)	has no subsidiaries within the meaning of the Corporations Act; and

	(b)	has no interest in the share capital of any company.

3.4	The Company:

	(a)	does not act or carry on business in partnership with any other person;

	(b)	is not a member of any corporate or unincorporated body, undertaking or association (other than a trade association); or

	(c)	does not hold or is not liable on any share or security (other than a share or security in a trade association) which is not fully paid up or which carries any liability.

3.5	The Company does not trade under a name other than its corporate name (excluding trademarks or business names registered in a name other than its corporate name).

3.6	The Company:

	(a)	is not insolvent within the meaning of section 95A of the Corporations Act;

	(b)	has not stopped paying its debts as and when they fall due;

	(c)	has not been served with a demand under section 459E of the Corporations Act which it is taken under section 459F of the Corporations Act to have failed to comply with; or

	(d)	is not subject to voluntary administration under Part 5.3A of the Corporations Act.

Warranty 4 – Share capital

4.1	The Shares held by the Vendors:

	(a)	comprise the entire share capital of the Company;

	(b)	are fully paid; and

	(c)	were validly issued.

4.2	Each Vendor has complete and unrestricted power and right to sell, assign and transfer the Shares to the Purchaser.

4.3	There are no:

	(a)	securities convertible into Shares of the Company;

	(b)	options or other entitlements:

(i) over the Shares; or

(ii) to have Shares in the Company issued; or

	(c)	restrictions on the transfer of any Shares in the Company.

4.4	There is no Security Interest over or affecting the Shares or any of them.

Warranty 5 – The Accounts

5.1	The Accounts:

	(a)	give a true and fair view of:

(i) the assets, liabilities, financial position and state of affairs of the Company as at the Accounts Date; and

(ii) the financial performance of the Company for the year ended on the Accounts Date;

	(b)	were prepared in accordance with:

(i) the Accounting Standards, the Corporations Act and all other applicable laws; and

(ii) the same accounting policies, practices and procedures (and method of application of them) as were applied in the corresponding accounts for the previous two years;

	(c)	contain proper and adequate provision for and full disclosure of all liabilities, whether actual, contingent or otherwise, of the Company at the Accounts Date; and

	(d)	are not affected by any abnormal, extraordinary, exceptional or non–recurring items.

5.2	Since the Accounts Date:

	(a)	there has been no material adverse change in the assets, liabilities, turnover, earnings, financial condition, trading position, affairs, performance or prospects of the Company and no fact, matter, event or circumstance has occurred which is likely to give rise to such a change;

	(b)	no dividend or distribution of capital or income has been declared, made, paid or determined to be payable in respect of any share capital of the Company whether of cash, specific assets or otherwise;

	(c)	the Company has carried on the Business in the ordinary and usual course and has not entered into any contracts or arrangements other than in the ordinary and usual course of carrying on business of the Business;

	(d)	the Company has not incurred or undertaken any actual or contingent liabilities or obligations, including Tax, except in the ordinary and usual course of business;

	(e)	the Company has not acquired or disposed of or dealt with any assets, nor has it entered into any agreement or option to acquire or dispose of any assets other than in the normal course of business for full market value;

	(f)	except in the ordinary and usual course of business, the Company has not borrowed money;

	(g)	except by operation of law or in the ordinary and usual course of its business, the Company has not granted any Security Interest over any of its inventory or assets;

	(h)	the Company has not paid or agreed to pay any retiring allowance, superannuation or benefit to any of its officers or employees except where the law requires it or in accordance with a superannuation or retirement scheme in force at the Accounts Date;

	(i)	the Company has not entered into or altered any contract of service with any officers, employees or agents, or increased or agreed to increase the rate of remuneration or compensation payable to any of its officers, employees or agents;

	(j)	the Company has not implemented any new accounting or valuation method for its business, assets, property or rights;

	(k)	no major supplier of the Company has:

(i) reduced the level of its supplies to the Company;

(ii) indicated an intention to cease or reduce the volume of its trading with the Company after Completion; or

(iii) materially altered the terms on which it trades with the Company;

	(l)	no major customer of the Company has:

(i) reduced the level of its custom from the Company;

(ii) indicated an intention to cease or reduce the volume of its trading with the Company after Completion; or

(iii) materially altered the terms on which it trades with the Company;

	(m)	no loans have been made nor bonuses paid by the Company to employees, nor have any advances or loan money been accepted from any employees; and

	(n)	no resolutions have been passed by the members or directors of the Company except in the ordinary and usual course of business of the Company and those necessary to give effect to this agreement.

5.3	The Company has not provided any letter of comfort or made any representation or given any undertaking to any person in respect of the obligations or solvency of any other person or in support of or as an inducement to or otherwise in connection with the provision of financial accommodation, whether or not considered by the Company to be legally binding.

5.4	The Company is not a party to any foreign currency transaction other than in the ordinary course of business.

5.5	The Management Accounts:

	(a)	show a materially accurate view of:

(i) the financial position and state of affairs of the Company and the Business as at the date to which they have been prepared; and

(ii) the financial performance of the Company and the Business for the period in respect of which they have been prepared;

	(b)	were prepared in accordance with the same accounting policies as were applied in the preparation of the management accounts of the Company and the Business in the previous 12 months; and

	(c)	are not affected by an unusual, abnormal, extraordinary or non–recurring item.

Warranty 6 – Records

6.1	The Records:

	(a)	are in the physical possession or control of the Company;

	(b)	are, at Completion, located at the Properties;

	(c)	have been fully, properly and accurately kept and completed in accordance with all applicable laws and are up–to–date where legally required;

	(d)	include all records required under, or to comply with or support any return or claim under, any applicable law (including under Tax law and the Corporations Act);

	(e)	do not contain material inaccuracies or discrepancies of any kind; and

	(f)	as far as necessary, have been prepared in accordance with the requirements of the Corporations Act and the Accounting Standards.

Warranty 7 – Commitments

7.1	There are no agreements, arrangements or understandings affecting the Company or the Business that:

	(a)	the Purchaser will be unable to terminate after the Completion Date on giving 30 days’ notice or less without penalty;

	(b)	are material to the operation of the Business and have not been disclosed in the Disclosure Letter or the Due Diligence Materials;

	(c)	are outside the ordinary and proper course of business of the Business or otherwise contain any unusual, abnormal or onerous provisions;

	(d)	are incapable of being fulfilled or performed on time without undue or unusual expenditure of money or effort;

	(e)	entitle the other party to terminate the agreement, or impose terms less favourable to the Business, by reason of the change in ownership of the Company;

	(f)	were not negotiated and entered into on arm’s length terms;

	(g)	are in the nature of a partnership, joint venture or consortium arrangement or agreement or any agreement for sharing commissions or other income;

	(h)	involve, or are likely to involve, an aggregate outstanding or potential expenditure or commitment by the Company of more than $100,000;

	(i)	are having, or are likely to have, a material adverse effect on the financial or trading position, performance, or prospects of the Business;

	(j)	limit or exclude the Company’s right to do business and/or to compete in any area or in any field or with any person; or

	(k)	are unprofitable.

7.2	With respect to each contract material to the Business:

	(a)	no party to the contract is in default;

	(b)	there are no grounds for rescission, avoidance or repudiation of that contract;

	(c)	no party has given notice to terminate it or has sought to repudiate or disclaim it or, as far as the Vendors are aware, intends to do so;

	(d)	as far as the Vendors are aware, there are no facts or circumstances which are likely to give rise to any of the above; and

	(e)	there will be no liability on the Company to account for goods and services tax (GST) without the Company being entitled to increase the consideration payable under that contract, or otherwise seek reimbursement, so that the Company retains the amount it would have obtained but for the imposition of GST.

7.3	No offer, tender, quotation or the like given or made by the Company is capable of giving rise to a contract merely by any unilateral act of a third party, other than in the ordinary course of business and other than as disclosed in the Due Diligence Materials.

7.4	The sale of the Shares will not give rise to any contractual right of:

(a) any supplier material to the Business to cease or reduce supplying the Business; or

(b) any customer material to the Business to cease or reduce their custom with the Business.

7.5	The Due Diligence Materials contain details of all discounts, rebates, allowances and other preferential terms of any nature available to the Business from its suppliers or offered by the Business to its customers which are material to the performance of the Business.

Warranty 8– Superannuation[i]

8.1	The Company has in the past and will make sufficient contributions:

(a) to complying superannuation funds (as defined in the SGAA) in accordance with the SGAA to ensure that, as at the Completion Date, it will have no liability or potential liability to pay any superannuation guarantee charge, as defined in the SGAA; and

(b) in accordance with, and have otherwise complied with, the requirements of the Choice of Fund regime in Part 3A of the SGAA so that it will have no liability or potential liability as at the Completion Date to pay an increased superannuation guarantee charge under subsections 19(2A) and/or 19(2B) of the SGAA.

8.2	As at the Completion Date, the Company will have complied with all of its obligations, duties and liabilities in respect of its Superannuation Arrangements, including making all contributions to the Superannuation Arrangements required to be made under their respective rules.

8.3	As far as the Vendors are aware, each Superannuation Arrangement to which contributions have been made by the Company is a complying superannuation fund for the purposes of the SGAA.

Warranty 9 – Employees

9.1	Full and correct particulars of the employees of the Company, including details in respect of remuneration, benefits, accrued or pro rata long service leave, personal and carer’s leave and annual leave entitlements, period of continuous service, work place location, job title or job function, notice period and bonus arrangements and whether employees have given notice to take parental leave, are contained in the Records of the Company which have been made available to the Purchaser for inspection before the date of this agreement.

9.2	The Company has not made any contract, arrangement, understanding or representation (whether written or oral) under which one or more employees, contractors or agents will or may be entitled to any benefit (monetary or otherwise) if ownership (direct or indirect) of the Company changes, as will occur on the sale of the Shares.

9.3	No Claim has been made, nor has the Company received notice of any potential Claim, by or on behalf of any past or present employee or contractor against the Company.

9.4	There is no issue (including the expiry of any award, enterprise agreement or other instrument made or approved under law) which may lead to industrial action by employees or any industrial organisation of employees which may disrupt the Business or cause it to incur financial expenditure.

9.5	The Company has complied with and continues to comply with all obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, equal opportunity, anti–discrimination, Tax, superannuation, workers compensation and industrial laws), award, enterprise agreement or other instrument made or approved under any law with respect to its past and present employees and contractors.

9.6	As at the date of this agreement, the employees of the Company:

	(a)	are all employed to work in the conduct of the Business; and

	(b)	are the only persons employed or engaged to work in the conduct of the Business.

9.7	As at the date of this agreement, none of the employees of the Company has terminated their employment or given notice of the termination of their employment and the Vendors are not aware that any employee intends to give notice of termination of their employment.

9.8	The Company has not:

	(a)	given a commitment (whether legally binding or not) to increase or supplement the remuneration, annual leave (including leave, loading), long service leave, personal leave or any other compensation, gratuities or benefits of any employee; or

	(b)	agreed to a share incentive scheme, share option scheme, bonus scheme, profit sharing scheme or other employee incentive scheme with an employee.

9.9	No schemes or arrangements operated by or relating to the Company in respect of the Business exist, which provide to any officer, employee, independent contractor or agent of the Company a commission, remuneration or other payment calculated by reference to the whole or part of the turnover, profits or sales of the Company or the Business.

9.10	Except as disclosed by the Vendors:

	(a)	no industrial awards apply to or cover the employees of the Company;

	(b)	the Company is not a party to any enterprise agreement or collective bargaining agreement or any other instrument made or approved under any law in relation to any of the Employees;

	(c)	the Company is not a party to any agreement, arrangement or understanding with a union or any representative of it or industrial organisation in relation to any of the employees of the Company;

	(d)	there are no contracts, arrangements or understandings in place which apply to employees of the Company and provide for terms or conditions of employment more generous to employees of the Company than those specified in any applicable award, enterprise agreement or other instrument made or approved under any law;

	(e)	there are no contracts, arrangements or understandings with any employees of the Company who are not covered by any award, enterprise agreement or other instrument made or approved under any law; and

	(f)	the Company has no contracts, arrangements or understandings with contractors in connection with the Business.

9.11	No notice, prosecution, prohibition, improvement notice or Claim has been received by the Vendor or the Company from any Governmental Authority in relation to the employment by the Vendors of the employees of the Company.

9.12	None of the employees of the Company requires a work visa or any licence or other form or approval to work in the conduct of the Business.

Warranty 10 – Workers compensation

10.1	The Vendors have disclosed to the Purchaser:

	(a)	all Claims for workers compensation; and

	(b)	all documents and information in the Company’s possession or of which it is aware relating to all events, incidents, injuries and conditions (including physical and mental health conditions and working conditions), work practices, policies and any other things occurring or existing or alleged to have occurred or existed in the period of 4 years prior to the Completion Date which could lead to or contribute to a Claim for workers compensation being made by any of the Company’s employees or contractors or any of its former employees or contractors.

Warranty 11 – Tax

Defined terms

11.1	In Warranty 11:

Ruling means any ruling, determination, arrangement, clearance, consent or advice issued by, or negotiated with, any Tax Authority in respect of any Tax or Tax Law.

General warranties

11.2	The Company has:

	(a)	complied with all obligations imposed on the Company by any Tax Law;

	(b)	paid, or the Accounts fully provide for, all Tax which the Company is or may become liable to pay in respect of the period up to and including the Accounts Date;

	(c)	filed, lodged or submitted all Tax returns and information regarding Tax and Tax matters as and when required by Tax Law or requested by any Tax Authority;

	(d)	maintained sufficient and accurate records and all other information required to support all Tax returns and information which has been or may be filed, lodged or submitted to any Tax Authority or is required to be kept under any Tax Law;

	(e)	complied with all of its obligations under any statutory provisions requiring the deduction or withholding of Tax from amounts paid by the Company, whether on its own behalf or as agents, and has properly accounted for any Tax so deducted or withheld to any Tax Authority (other than amounts which have yet to become payable);

	(f)	complied with all obligations to register for the purposes of any Tax Law; and

	(g)	complied with all obligations imposed under Tax Law in relation to the quotation of tax file numbers by employees of the Company, including the guidelines under applicable Privacy Law and have not committed an offence in relation to the collection, recording, use or disclosure of tax file numbers.

11.3	The Company has paid, or the Accounts fully provide for, all Tax which the Company is or may become liable to pay in respect of the period up to and including the Accounts Date (including any period that ended prior to the Consolidation Date).

11.4	The Company has complied with all obligations to register for the purposes of any Tax Law; and

11.5	The Company has complied with all obligations imposed under Tax Law in relation to the quotation of tax file numbers by employees of the Company, including the guidelines under applicable Privacy Law and have not committed an offence in relation to the collection, recording, use or disclosure of tax file numbers.

11.6	After the Accounts Date, the only Tax liabilities of the Company that have arisen or may arise on or before the Completion Date are, or will be, liabilities arising out of the normal business and trading activities of the Company.

11.7	The Company:

	(a)	is not involved in any audit or investigation of any of its Tax returns or business operations or any dispute with any Tax Authority and the Vendors are not aware of any circumstances or event which may give rise to any such audit, investigation or dispute;

(b)	has not entered into or been a party to any transaction which contravenes the anti– avoidance or transfer pricing provisions of any Tax Law;

(c)	is not currently the beneficiary of any extension of time within which to file, lodge or submit any Tax return or with respect to any Tax assessment or any Tax shortfall; and

(d)	has not in the last 5 years been the subject of any audit by, or in dispute with, any Tax Authority.

11.8	Any statement, information, Ruling request, notice, computation, election or return which has been made, filed, lodged or submitted to a Tax Authority, or a Tax Officer within the meaning of any Tax Law, by the Company in respect of any Tax or Tax matter:

(a) is true, correct and complete;

(b) discloses all material facts which should be disclosed under any relevant Tax Law;

(c) is not false, misleading or deceptive; and

(d) has been made, filed, lodged or submitted on time.

11.9	All transactions and other dealings between the Company and a third party have been (and can be demonstrated to have been) conducted on arm’s length commercial terms.

11.10	The Company does not have a permanent establishment (as that expression is defined in any relevant double taxation agreement to which Australia is a party) outside Australia nor is it required to be registered in any place as a recognised foreign company or trust.

Consolidation

11.11	The Company is not now, has never been, nor will it become, a member of a Consolidated Group up to the date of Completion.

Rulings

11.12	Any transaction that the Company has entered into in reliance on any Ruling has been implemented in the manner disclosed in the application for the Ruling.

11.13	The Company has not acted or failed to act in any way which has or might alter, prejudice or infringe any arrangement which has been negotiated with a Tax Authority or any Ruling which has previously been obtained from or issued by a Tax Authority.

11.14	The Company has not made or requested any Ruling, objection or amended assessment in relation to its lodged, filed or submitted Tax returns.

11.15	Complete copies of all private rulings, advices, consents, advance opinions and clearances from a Tax Authority affecting the Company have been disclosed to the Purchaser in the Due Diligence Materials.

Stamp duty

11.16	All documents required to be created by the Company under a law relating to stamp duty or a Tax of a similar nature, have been created and have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws.

11.17	All documents which are liable to stamp duty or a Tax of a similar nature, or necessary to establish the title of the Company to an asset, have had stamp duty or other Taxes of a similar nature paid in full in accordance with all applicable laws.

11.18	The Company has not in the last 5 years been a party to any transaction where an asset was transferred to an Associate and relief from stamp duty was obtained.

Elections

11.19	The Company has never made, nor will make prior to the Completion Date, an interposed entity election within the meaning of section 272–85 to Schedule 2F of the 1936 Tax Act.

Losses

11.20	Nothing has occurred to deny or disallow the Company a Tax deduction in respect of any:

	(a)	current year Tax losses;

	(b)	carry forward Tax losses under any Tax Law, as at the Accounts Date; and

	(c)	Tax losses incurred between the Accounts Date and the Completion Date,

other than the entry into this agreement or the transfer of Shares as contemplated by this agreement.

11.21	Nothing has occurred to deny or disallow a Tax deduction in respect of any prior year Tax losses allowed or claimed under any Tax Law as at the Completion Date.

11.22	To the extent that any Tax losses have been transferred to or from the Company, the Company has satisfied all relevant conditions under any Tax Law and the public officer of the Company has signed a written agreement on or before the date of lodgment of the transferee’s Tax return as required by the Tax Law.

Dividends

11.23	The Company:

	(a)	has not made a frankable distribution (as defined in section 202–40 of the 1997 Tax Act) in breach of the benchmark rule (as defined in section 203–25 of the 1997 Tax Act);

	(b)	has not made a linked distribution (as defined in section 204–15 of the 1997 Tax Act);

	(c)	has not issued tax exempt bonus shares (as defined in section 204–25 of the 1997 Tax Act);

	(d)	has not streamed a distribution within the meaning of section 204–30 of the 1997 Tax Act;

	(e)	has not notified, and is not required to notify, the Commissioner of Taxation about variances in its benchmark franking percentage under section 204–75 of the 1997 Tax Act;

	(f)	is not liable, and will not be liable at or before Completion, to pay franking deficit tax imposed by the New Business Tax System (Franking Deficit Tax) Act 2002 (Cth) in accordance with section 205–45 of the 1997 Tax Act;

	(g)	is not liable, and will not be liable at or before Completion, to pay over–franking tax imposed by the New Business Tax System (Over–franking Tax) Act 2002 (Cth) in accordance with section 203–50 of the 1997 Tax Act;

	(h)	does not reasonably expect to have a Franking Deficit at Completion;

	(i)	does not reasonably expect to receive a refund of Tax within 3 months of Completion; and

	(j)	is not a former exempting company.

Rollover relief, and pre–CGT assets and change of ownership

11.24	No asset of the Company has been the subject of:

	(a)	the operation of Division 149 of the 1997 Tax Act; or

	(b)	a claim for rollover relief under Subdivision 126 B of the 1997 Tax Act in circumstances where there might be an application of Subdivision 104 J of the 1997 Tax Act.

11.25	The sale of the Shares will not result in the application of Subdivision 104–J of the 1997 Tax Act to the Company.

Research and development

11.26	All Tax Relief for research and development expenditure, as allowed under the 1936 Tax Act or the 1997 Tax Act, claimed by the Company in any Tax return, or to be claimed by the Company in a Tax return, is supported by:

(a)	registration with Innovation Australia (or AusIndustry on behalf of Innovation Australia) within the required statutory time limit;

(b)	records that sufficiently demonstrate to both Innovation Australia (or AusIndustry on behalf of Innovation Australia) and the applicable Tax Authority that the research and development activities and expenditure meet all legislative requirements for the Tax Relief; and

(c)	where applicable, positive findings or other approvals by Innovation Australia (or AusIndustry on behalf of Innovation Australia).

Share capital account

11.27	The Company does not have a tainted share capital account within the meaning of

Division 197 of the 1997 Tax Act and the Company has not taken any action that might cause the Company’s share capital account to become a tainted share capital account, nor has an election been made at any time to untaint the Company’s share capital account.

Future Income Tax Benefit

11.28	Other than the transactions contemplated by this agreement, no event has occurred which has prevented or could prevent the Company obtaining the benefit of any future income tax benefit provided for in the Accounts.

Debt forgiveness

11.29	No debt owed by the Company has been, or has been agreed to be, released, waived, forgiven or otherwise extinguished by a person which would attract the operation of Division 245 of Schedule 2C of the 1936 Tax Act or Division 245 of the 1997 Tax Act.

11.30	No debt deductions have been denied to the Company in respect of income years up to and including the Completion Date pursuant to Division 820 of the 1997 Tax Act.

GST

11.31	Unless otherwise defined in this agreement, words or expressions used in Warranties 11.32 to 11.42 (inclusive) have the same meaning as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

11.32	The Company is not a party to any contract, deed, arrangement or understanding in respect of which it is or will become liable to pay GST without being entitled to increase the consideration payable under the contract, deed, arrangement or understanding or otherwise seek reimbursement so that the Company retains the amount it would have retained but for the imposition of GST. However this warranty does not apply in respect of any contract, agreement, arrangement or understanding under which the consideration payable is stated in writing to include GST.

11.33	The Company:

(a)	is registered for GST under the GST law;

(b)	has complied in all respects with the GST law; and

(c)	is not in default of any obligation to make any payment or return (including any Business Activity Statement) or notification under the GST law.

11.34	The Company has not engaged in any avoidance scheme for the purposes of section 165–5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

11.35	The Company has not entered into any contract, deed, arrangement or understanding which will make it exceed the financial acquisitions threshold.

11.36	The Company has established internal procedures and systems necessary to ensure that its billing, accounts receivable and general ledger functions accurately capture and account for GST.

11.37	All information has been given necessary to ensure that any payment by an insurer under an insurance policy in which the Company has an interest is not treated as consideration for a supply.

11.38	The Company has correctly and on a timely basis, returned GST on all taxable supplies and has no outstanding GST liabilities.

11.39	The Company has never been and is not currently a member of a GST group and the Company will not become a member of a GST group prior to or at Completion.

11.40	The Company has correctly claimed input tax credits on all creditable acquisitions and has held valid tax invoices in each relevant tax period in which the input tax credits were claimed and continues to hold those tax invoices as required by law.

11.41	At the Completion Date, the Company holds all tax invoices, adjustment notes, recipient created tax invoices and other documents (including any relevant GST agreements, such as recipient created tax invoice agreements) necessary for input tax credits and decreasing adjustments to be attributed to a tax period that commences prior to the Completion Date.

11.42	The Company has not been paid any amount on account of, or in respect of, GST by any entity which it was not contractually entitled to be paid.

Warranty 12 – Litigation

12.1	The Company is not engaged in any prosecution, litigation or arbitration proceedings and:

(a)	no such proceedings are pending or threatened in respect of which verbal or written communication has been given or received by the Company; and

(b)	there are no facts, matters or circumstances which are reasonably likely to give rise to any such proceedings.

12.2	There are no disputes which may or might give rise to any prosecution, litigation or arbitration proceedings.

12.3	There are no unsatisfied judgements, awards, claims or demands against the Company.

Warranty 13 – Privacy

13.1	Except as disclosed in the Disclosure Letter, the Company has complied with Privacy Law in relation to Personal Information.

13.2	The performance by the Vendors of this agreement and the transfer of Personal Information to the Purchaser in connection with, or contemplated by, this agreement will not breach Privacy Law.

13.3	No individual has claimed, and no grounds exist for an individual to claim compensation from the Company for a breach of Privacy Law.

13.4	No notice has been received by the Company from a competent authority alleging a breach of Privacy Law.

Warranty 14 – Intellectual property

14.1	Schedule 7 contains a complete and accurate list of all Intellectual Property Rights owned or used by the Company.

14.2	The Company is the sole legal and beneficial owner of the Owned Intellectual Property Rights free from any Security Interest.

14.3	The Company has the right to use all Intellectual Property Rights which are used in the conduct of the Business.

14.4	In respect of each Intellectual Property Licence:

(a)	the Intellectual Property Licence is valid, binding and enforceable;

(b)	the Company is not in breach of the Intellectual Property Licence; and

(c)	the licensor has not given notice to terminate it nor so far as the Vendors are aware, intends to do so.

14.5	Neither the Company nor any related body corporate of it has licensed, granted any rights in respect of, assigned or otherwise dealt with any of the Owned Intellectual Property to any person.

14.6	The Company has not, and is not, infringing the Intellectual Property Rights of any other person and so far as the Vendors are aware, no person has infringed or is presently infringing any of the Owned Intellectual Property.

14.7	Other than in respect of the Intellectual Property Licences, there are no royalties, licence fees or other similar fees payable by the Company or any related body corporate of it in connection with the use of any Intellectual Property Rights.

14.8	All registrations and applications for the Owned Intellectual Property are current and all application and registration fees and any renewal fees have been paid.

14.9	No Claims have been asserted challenging the Company’s use of, or rights to, Intellectual Property Rights used in the Business and, as at the date of this agreement, the Company has not received notice of any oppositions, cancellation actions, proceedings, Claims or complaints which have been brought or threatened by any person or any Governmental Agency in relation to the Owned Intellectual Property Rights or any other Intellectual Property Rights used by the Company.

14.10	The Company has not licensed, assigned, granted any rights or authorised or permitted any person to use the Owned Intellectual Property Rights.

14.11	Each of the Vendors and the Company has complied with reasonable industry practice to protect and maintain the confidentiality of the Confidential Information.

14.12	The Company may do, or omit to do, any act in relation to any copyright works owned by the Company, or licensed under the Intellectual Property Licences (to the extent that the act or omission is permitted under the licence), without infringing the Moral Rights of the author in those works or films.

14.13	The Company has the right, against its employees and consultants employed in or engaged in connection with the Business, to claim ownership and title to all the Intellectual Property Rights generated by those persons in the course of, or in connection with, the Business.

14.14	The Disclosure Letter contains copies of all documents and terms relating to each Intellectual Property Licence.

Warranty 15 – Computer systems and software

15.1	All the computers and computer systems owned or used by the Company:

(a)	are in a good state of repair and condition and are in full operating order and are fulfilling the purposes for which they were acquired or established in an efficient manner without material downtime or errors;

(b)	have adequate capacity for the Company’s present needs;

(c)	have adequate security, back–ups, hardware and software support and maintenance and trained personnel to ensure so far as is reasonable:

(i)	that breaches of security, errors and breakdowns are kept to a minimum; and

(ii)	that no material disruption will be caused to the Business or any material part of the Business in the event of a breach of security, error or breakdown;

(d)	are properly documented so as to enable them to be used and operated by any reasonably qualified personnel; and

(e)	are owned and under the sole control of the Company, are located in premises occupied by the Company, are not shared with or used by or on behalf of or accessible by any other person.

15.2	No software owned by, or licensed to the Company has been licensed or sub–licensed to any other person by the Company or a related body corporate of it.

15.3	All software used on the computers used by the Company:

(a)	performs efficiently in accordance with its specification and does not contain any defect or feature which may adversely affect its performance; and

(b)	is lawfully held and used and does not infringe the Intellectual Property Rights of any person and all copies held have been lawfully made.

15.4	The copyright in the software or source code for the software used on the computers and computer systems owned or used by the Company:

(a)	in the case of software written or commissioned by the Company, is owned exclusively by the Company, and no other person has rights in or rights to use that software or source code or copies of that software or source code;

(b)	in the case of standard packaged software purchased outright, is licensed to the Company on an express or implied licence which does not require the Company to make any further payments, is not terminable without the consent of the Company and imposes no material restrictions on the use or transfer of the software; and

(c)	in the case of all other software, is licensed to the Company on the terms of a valid written licence which requires payment by the Company of a fixed annual licence fee at a rate not exceeding that paid in the financial year ended on the Accounts Date, and (except for reasonable fees for software support) requires the Company to make no further or other payment, is not terminable (except for failure to pay the licence fee) without the consent of the Company and imposes no material restrictions on the use or transfer of the software.

Warranty 16 – Insurance

16.1	All relevant details of the insurance policies in respect of which the Company has an interest have been included in the Due Diligence Materials.

16.2	There are no individual or related claims under the policies referred to in Warranty 16.1 for amounts in excess of $10,000.

16.3	All premiums in respect of the insurances referred to in Warranty 16.1 will have been paid before the Completion Date.

16.4	Nothing has been done or omitted to be done which would make any insurance contract void or voidable or which would permit an insurer to cancel the insurance contract or refuse or reduce a claim, increase the premium or alter any of the other provisions of the insurance contract.

16.5	Under the insurance policies in which the Company has an interest:

(a)	all of the property and assets of the Company of an insurable nature are insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against; and

(b)	the Company is adequately insured for such amounts as would be maintained in accordance with prudent business practice in respect of all risks, whether in relation to damage to property, personal injury, public liability, product liability, workers’ compensation, business interruption insurance or otherwise.

Warranty 17– Ownership of assets

17.1	Except for those assets the subject of equipment leases, the Company legally and beneficially owns, free from Security Interest, all of the property and assets included in the Accounts or which it purports to own and all assets acquired since the Accounts Date except for current assets subsequently sold or realised in the ordinary course of business.

17.2	The Company owns or has valid and subsisting leases to use:

(a)	all plant and equipment; and

(b)	all other assets,

used by it, or which it requires, to conduct the Business.

17.3	The assets used by the Company in the Business:

(a)	are all located on the Properties;

(b)	are in the physical possession of the Company; and

(c)	are the only assets necessary for the conduct and operation of the Business as it is currently carried on.

17.4	Each item of Plant and Equipment:

(a)	is, for the avoidance of doubt, located on the Properties; and

(b)	is in a good and safe state of repair and condition and satisfactory working order for its age and has been regularly and properly maintained.

Warranty 18– Trade practices

18.1	Neither the Company nor any of its officers or employees has committed or omitted to do any act or thing the commission or omission of which is a contravention of the Australian Consumer Law (Section 2 to the Competition and Consumer Act 2010 (Cth)), the Fair Trading Act 1987 (NSW) or like legislation in any other state or territories of Australia.

Warranty 19 – Information

19.1	The Vendors have disclosed to the Purchaser all information relating to the Company and the Business or otherwise in relation to the subject matter of this agreement which might, if disclosed, reasonably be expected to affect the decision of a prospective purchaser to enter into this agreement, or the price at which, or the terms on which, a prospective purchaser might be willing to purchase the Shares.

19.2	Each statement and all information set out in the schedules to this agreement, the Disclosure Letter and the Due Diligence Materials and in the information provided to the Purchaser and its Representatives in relation to the Company (including the information in the data room established by the Vendors) is true, complete and accurate and not misleading or deceptive.

19.3	There is no fact, matter or circumstance known to the Vendors which renders any of the information referred to in Warranties 19.1 or 19.2 misleading or deceptive.

19.4	All copies of documents provided by the Vendors to the Purchaser or its Representatives in relation to the Company or the Business, including in the Due Diligence Materials, are true copies.

19.5	All predictions, projections, expectations, opinions and forecasts provided by or on behalf of the Vendors to the Purchaser or its Representatives are:

(a)	arrived at in good faith after due and careful consideration;

(b)	bona fide operational documents of the Company or the Business (and as such were not prepared for the purpose of disclosure to the Purchaser or other potential purchasers of the Business, unless expressly indicated otherwise on the face of the document); and

(c)	reasonable.

Warranty 20 – Compliance with applicable laws

20.1	The Company has complied with all applicable laws (whether applicable to the conduct of the Business, the use of the assets of the Company or in any other manner) and no contravention or allegation of any contravention of any applicable law has been made against the Company or the Vendors.

20.2	The Company:

(a)	holds all licences, approvals, consents, rights, registrations, permits, certificates and other authorisations necessary for the use of the Properties and for the conduct of the Business (Approvals);

(b)	has complied with all terms, conditions and other provisions of or applicable to those Approvals;

(c)	has not done or permitted to be done anything that would cause any of the Approvals to be terminated; and

(d)	has not received any notice that any Approval will be revoked, suspended, modified or will not be renewed.

20.3	As far as the Vendors are aware, there is no fact or matter which might prejudice the continuance or renewal, or result in the revocation or variation in any material respect, of any Approval.

20.4	The Vendors have disclosed to the Purchaser:

(a)	all Approvals; and

(b)	all conditions and notices attaching or applicable to the Approvals.

20.5	Neither the Vendors nor the Company has received any notice that any such statutory permit or licence will be revoked, suspended, modified or will not be renewed

20.6	The Vendors have completed and lodged all returns and statements required to be lodged by law with any Government Agency and the returns and statements so lodged were true and correct in every respect.

Warranty 21– Effect of sale of Shares

21.1	The transfer of the Shares to the Purchaser under this agreement will not result in any supplier or customer of the Company ceasing or being entitled to substantially reduce its level of business with the Company.

21.2	The entry into and performance of this agreement does not and will not:

(a)	result in the breach of any of the terms, conditions or provisions of any agreement or arrangement to which the Company is a party;

(b)	relieve any person from any obligation to the Company;

(c)	result in the creation, imposition, crystallisation or enforcement of any Security Interest or other third party right or interest on the Company, its assets or undertaking;

(d)	result in any indebtedness of the Company becoming due and payable; or

(e)	result in any obligation of the Company being accelerated.

Warranty 22 – Delegations, offers, finder’s fees

22.1	No power of attorney given by the Company will be in force after Completion.

22.2	Any offer, tender or quotation made or given by the Company which is outstanding and capable of acceptance by a third party, was made or given in the ordinary course of business.

22.3	Neither the Vendors, the Company and any Associate of the Vendors or of the Company has taken any action under which any person is or may be entitled to a finder’s fee, brokerage or commission in connection with the acquisition of any shares under this agreement.

Schedule 6 – Key Employees

1.	Key Employees
Jalaluddin Shaik
James Melvin Priyarajan

Schedule 7 – Intellectual Property Rights

1.	Copyright and confidential information

Copyright and confidential information in all databases, source codes, software, methodologies, manuals, artwork and advertising materials used in the Business or by the Company.

2.	Intellectual Property Licences

Nil

3.	Trademarks

The Company intends to register the name ‘GAMEFACE.AI’ as a trade mark in Australia.

Schedule 8 – Purchaser’s Warranties

Warranty 1 – Defined terms

In these Purchaser’s Warranties:

Intellectual Property Rights means all intellectual property and proprietary rights (whether registered or unregistered), including:

(a)	business names;

(b)	trade or service marks;

(c)	any right to have information (including Confidential Information) kept confidential; and

(d)	patents, patent applications, drawings, discoveries, inventions, improvements, trade secrets, technical data, formulae, computer programs, data bases, know–how, logos, designs, design rights, copyright and similar industrial or intellectual property rights.

law includes any statute, legislation, law, regulation, by–law, scheme, determination, ordinance, rule or other statutory provision (whether state of federal).

Personal Information means ‘personal information’ (as defined in the California Consumer Privacy Act of 2018) held by the Company.

Privacy Law means any statute, regulation or law in the USA or elsewhere relating to the protection of Personal Information that the Purchaser must observe.

Warranty 2 – Litigation

2.1	The Purchaser is not engaged in any prosecution, litigation or arbitration proceedings and:

(a)	no such proceedings are pending or threatened in respect of which verbal or written communication has been given or received by the Purchaser; and

(b)	there are no facts, matters or circumstances which are reasonably likely to give rise to any such proceedings.

2.2	There are no disputes which may or might give rise to any prosecution, litigation or arbitration proceedings.

2.3	There are no unsatisfied judgements, awards, claims or demands against the Purchaser.

Warranty 3 – Intellectual property

3.1	The Purchaser has the right to use all Intellectual Property Rights which are used in the conduct of the Business.

3.2	The Purchaser has not, and is not, infringing the Intellectual Property Rights of any other person and so far as the Purchaser is aware, no person has infringed or is presently infringing any of the Purchaser’s Intellectual Property Rights.

3.3	No Claims have been asserted challenging the Purchaser’s use of, or rights to, Intellectual Property Rights used in the Business and, as at the date of this agreement, the Purchaser has not received notice of any oppositions, cancellation actions, proceedings, Claims or complaints which have been brought or threatened by any person or any government agency in respect of any Intellectual Property Rights used by the Purchaser.

3.4	The Purchaser has complied with reasonable industry practice to protect and maintain the confidentiality of the Confidential Information.

3.5	The Purchaser has the right, against its employees and consultants employed in or engaged in connection with its business, to claim ownership and title to all the Intellectual Property Rights generated by those persons in the course of, or in connection with, its business.

Warranty 4 – Insurance

4.1	Nothing has been done or omitted to be done which would make any insurance contract of the Purchaser void or voidable or which would permit an insurer to cancel the insurance contract or refuse or reduce a claim, increase the premium or alter any of the other provisions of the insurance contract.

4.2	Under the insurance policies in which the Purchaser has an interest:

(a)	all of the property and assets of the Purchaser of an insurable nature are insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against; and

(b)	the Purchaser is adequately insured for such amounts as would be maintained in accordance with prudent business practice in respect of all risks, whether in relation to damage to property, personal injury, public liability, product liability, workers’ compensation, business interruption insurance or otherwise.

Warranty 5 – Information

5.1	The Purchaser has disclosed to the Company all information relating to the Purchaser or otherwise in relation to the subject matter of this agreement which might, if disclosed, reasonably be expected to affect the decision of a prospective seller to enter into this agreement, or the price at which, or the terms on which, a prospective seller might be willing to sell the Shares.

5.2	Each statement and all information set out in the schedules to this agreement and in the information provided to the Company and its Representatives in relation to the Purchaser is true, complete and accurate and not misleading or deceptive.

5.3	There is no fact, matter or circumstance known to the Purchaser which renders any of the information referred to in Warranties 19.1 or 19.2 misleading or deceptive.

5.4	All copies of documents provided by the Purchaser to the Company or its Representatives in relation to the Purchaser are true copies.

5.5	All predictions, projections, expectations, opinions and forecasts provided by or on behalf of the Purchaser to the Company or its Representatives are:

(a)	arrived at in good faith after due and careful consideration;

(b)	bona fide operational documents of the Purchaser (and as such were not prepared for the purpose of disclosure to the Company or other potential targets of the Purchaser unless expressly indicated otherwise on the face of the document); and

(c)	reasonable.

Warranty 6 – Issuance of Shares

6.1	The Consideration Shares, when issued upon the Completion, and the Earn-Out Shares, if and when issued, will each be duly authorized, fully-paid and non-assessable shares of the Purchaser’s common stock.

Warranty 7 – Financials

7.1	The Purchase’s financial accounts as provided to the Company and Vendors:

(a)	show a materially accurate view of:

(i)	the financial position and state of affairs of the Purchaser as at the date to which they have been prepared; and

(ii)	the financial performance of the Purchaser for the period in respect of which they have been prepared;

(b)	were prepared in accordance with the same accounting policies as were applied in the preparation of the management accounts of the Purchaser in the previous 12 months; and

(c)	are not affected by an unusual, abnormal, extraordinary or non–recurring items.

(d)	There is no known or anticipated event which would materially reduce the Purchaser’s financial position within the next 12 months.

Warranty 8 – Disclosure

8.1	The reports and other filings filed with or furnished to the US Securities and Exchange Commission by the Purchaser do not, and did not at the time of their filing or furnishing, include any untrue statements of material fact, nor do they, nor did they at the time of their filing or furnishing, omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

Schedule 9 – Registration Rights

1.	Definitions and Interpretation

In this Schedule 9, expressions defined in the agreement shall bear the same meanings unless the context otherwise requires or unless they are expressly given different meanings.

In this Schedule 9, unless the context otherwise requires, the following terms shall have the following meanings:

Purchaser Affiliate	a person who is deemed to be an affiliate of the Purchaser pursuant to SEC Rule 144;

Damages	any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon:

(a)	any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Purchaser, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b)	an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c)	any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law;

Excluded Registration	(a)	a registration relating to the sale or grant of securities to employees of the Purchaser or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan;

	(b)	a registration relating to an SEC Rule 145 transaction;

	(c)	a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or

	(d)	a registration in which the only Purchaser Common Stock being registered is Purchaser Common Stock issuable upon conversion of debt securities that are also being registered;

Immediate Family Member

a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein;

Registrable Securities	Purchaser Common Stock then held by a Purchaser Affiliate whether issued in connection with this Agreement or otherwise;

Relevant Holder	any holder of Registrable Securities at the Effective Time;

SEC Rule 144	Rule 144 promulgated by the SEC under the Securities Act;

SEC Rule 145	Rule 145 promulgated by the SEC under the Securities Act;

Selling Expenses	all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder,

2.	Covenants

2.1	Company Registration

If the Purchaser proposes to register (including, for this purpose, a registration effected by the Purchaser for stockholders other than the Relevant Holders) the issuance or sale of any of its Purchaser Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Purchaser shall, at such time, promptly give each Relevant Holder notice of such registration. Upon the request of each Relevant Holder given within 20 days after such notice is given by the Purchaser, the Purchaser shall, subject to the provisions of paragraph 2.2,cause to be registered all of the Registrable Securities that each such Relevant Holder has requested to be included in such registration. The Purchaser shall have the right to terminate or withdraw any registration initiated by it under this paragraph 2.1 before the effective date of such registration, whether or not any Relevant Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Purchaser in accordance with paragraph 2.5.

2.2	Underwriter Cutback

In connection with any offering involving an underwriting of shares of Purchaser Common Stock pursuant to paragraph 2.1, the Purchaser shall not be required to include any of the Relevant Holders’ Registrable Securities in such underwriting unless the Relevant Holders accept the terms of the underwriting as agreed upon between the Purchaser and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Purchaser. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Purchaser) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Purchaser shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Purchaser in their reasonable discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Relevant Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Relevant Holder or in such other proportions as shall mutually be agreed to by all such selling Relevant Holders. To facilitate the allocation of shares in accordance with the above provisions, the Purchaser or the underwriters may round the number of shares allocated to any Relevant Holder to the nearest one 100 shares. For purposes of the provision in this paragraph 2.2 concerning apportionment, for any selling Relevant Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and affiliates of such Relevant Holder, as applicable, or the estates and Immediate Family Members of any such partners, members, retired partners and retired members, and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “selling Relevant Holder”, and any pro rata reduction with respect to such “selling Relevant Holder” shall be based upon the aggregate number of Registrable Securities owned by all persons included in such “selling Relevant Holder”, as defined in this sentence.

2.3	Obligations of the Purchaser

Whenever the Purchaser is required under this paragraph 2 to effect the registration of any Registrable Securities, the Purchaser shall, as expeditiously as reasonably possible

(a)	prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as reasonably practicable, and, upon the request of the Relevant Holders of a majority of the Registrable Securities then outstanding, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b)	prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)	furnish to the selling Relevant Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Relevant Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)	use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Relevant Holders; provided, however, that the Purchaser shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Purchaser is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)	use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Purchaser are then listed;

(g)	provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)	promptly make available for inspection by the selling Relevant Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Relevant Holders and bound by customary confidentiality obligations, all financial and other records, pertinent corporate documents, and properties of the Purchaser, and cause the Purchaser’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable (as reasonably determined by the Purchaser) to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)	use its commercially reasonable efforts to (i) obtain an opinion from the Purchaser’s counsel and a “cold comfort” letter and updates thereof from the independent public accountants who have certified the Purchaser’s financial statements (and/or any other financial statements) included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the participating Relevant Holders, and (ii) furnish to each participating Relevant Holder upon its request and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

(j)	notify each selling Relevant Holder, promptly after the Purchaser receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(k)	after such registration statement becomes effective, notify each selling Relevant Holder of any request by the SEC that the Purchaser amend or supplement such registration statement or prospectus; and

(l)	use its commercially reasonable efforts to prevent the issuance of, or obtain the withdrawal of, any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification of any Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable.

2.4	Furnish Information

It shall be a condition precedent to the obligations of the Purchaser to take any action pursuant to this paragraph 2 with respect to the Registrable Securities of any selling Relevant Holder that such Relevant Holder shall furnish to the Purchaser such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Relevant Holder’s Registrable Securities.

2.5	Expenses of Registration

All expenses (other than Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to paragraph 2, including all registration, filing and qualification fees; printers’ and accounting fees, fees and disbursements of counsel for the Purchaser shall be borne and paid by the Purchaser. All Selling Expenses relating to Registrable Securities registered pursuant to this paragraph 2 shall be borne and paid by the Relevant Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.6	Delay of Registration

No Relevant Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this paragraph.

2.7	Indemnification

If any Registrable Securities are included in a registration statement under this paragraph 2, then

(a)	To the fullest extent permitted by law, the Purchaser shall indemnify and hold harmless each selling Relevant Holder, and the partners, members, officers, directors and stockholders of each such Relevant Holder, the legal counsel and accountants for each such Relevant Holder, each underwriter (as defined in the Securities Act) for each such Relevant Holder, and each person, if any, who controls such Relevant Holder or underwriter, in each case against all Damages incurred by any such person, and the Purchaser shall pay to each such Relevant Holder, underwriter, controlling person or other aforementioned person, all legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as and when such expenses are incurred; provided, however, that the indemnity agreement contained in this paragraph (a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, and the Purchaser shall not be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Relevant Holder, underwriter, controlling person or other aforementioned person expressly for use in connection with such registration.

(b)	To the extent permitted by law, each selling Relevant Holder, severally and not jointly, shall indemnify and hold harmless the Purchaser, each of its directors, each of its officers who has signed the registration statement, each person (if any), who controls the Purchaser, legal counsel and accountants for the Purchaser, any underwriter (as defined in the Securities Act), any other Relevant Holder selling securities in such registration statement, and any controlling person of any such underwriter or other Relevant Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Relevant Holder expressly for use in connection with such registration; and each such selling Relevant Holder shall pay to the Purchaser and each other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this paragraph (b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Relevant Holder, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that in no event shall the aggregate amounts payable by any Relevant Holder by way of indemnity or contribution under this paragraph (b) and paragraph (d) exceed the proceeds from the offering received by such Relevant Holder (net of any Selling Expenses paid by such Relevant Holder), except in the case of fraud or wilful misconduct by such Relevant Holder.

(c)	Promptly after receipt by an indemnified party under this paragraph 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defence thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this paragraph 2.7 only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party except as expressly set out in this paragraph 2.7.

(d)	To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this paragraph 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this paragraph 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this paragraph 2.7, then, and in any such case, such parties will contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions or inactions that resulted in such loss, claim, damage, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, without limitation, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that:

(i)	in any such case, (A) no Relevant Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Relevant Holder pursuant to such registration statement, and (B) no person guilty of fraudulent misrepresentation (within the meaning of paragraph 11(f) of the Securities Act) will be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation; and

(ii)	in no event shall a Relevant Holder’s liability pursuant to this paragraph (d), when combined with the amounts paid or payable by such Relevant Holder pursuant to paragraph (d) exceed the proceeds from the offering received by such Relevant Holder (net of any Selling Expenses paid by such Relevant Holder), except in the case of fraud or wilful misconduct by such Relevant Holder.

(e)	Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Purchaser and Relevant Holders under this paragraph 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this paragraph 2, and otherwise shall survive the termination of this Agreement or any provisions of this Agreement.

2.8	Limitation on Sale or Distributions of Other Securities

Each Relevant Holder agrees, to the extent requested in writing by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering effected pursuant to paragraph 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Purchaser Common Stock during the time period reasonably requested by the managing underwriter, not to exceed 180 days or such shorter period as the managing underwriter shall agree to; provided, however, that (i) such shorter period shall apply to all Relevant Holders who are subject to such period and (ii) if a managing underwriter of an offering releases any Relevant Holder of its obligations under this paragraph 2.8, all other Relevant Holders shall be concurrently released from their obligations under this paragraph 2.8, on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time.

2.9	Termination of Registration Rights

The right of any Relevant Holder to request registration or inclusion of Registrable Securities in any registration pursuant to paragraph 2.1 shall terminate at such time as SEC Rule 144 or another similar exemption from registration under the Securities Act is available for the sale of all of such Relevant Holder’s shares without regard to volume or manner of sale limitations during a three-month period without registration.

3.	Miscellaneous

3.1	Amendments and Waivers

Any term of this Schedule may be amended, modified or terminated and the observance of any term of this Schedule may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by the unanimous consent of the Board of Directors of the Purchaser; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Purchaser shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. Any amendment, modification, termination or waiver effected in accordance with this paragraph 3.1 shall be binding on all Relevant Holders, regardless of whether any such Relevant Holder has consented thereto. No waivers of or exceptions to any term, condition or provision of this Schedule, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

3.2	Severability

In case any one or more of the provisions contained in this Schedule is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Schedule, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by Applicable Law.

3.3	Condition Precedent

As a condition precedent to the exercise of any of its rights under this Schedule each Relevant Holder agrees to execute such agreements as may be reasonably requested by the Purchaser or the underwriters in connection with a registration that are consistent with or that are otherwise necessary to give effect to the terms of this Schedule. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Purchaser or the underwriters shall apply to all Relevant Holders subject to such agreements pro rata based on the number of shares of Purchaser Common Stock subject to such agreements.

Signing page

EXECUTED as an agreement.

Executed by Slinger Bag Inc., through its authorised signatory Mike Ballardie in his capacity as director

Signature of director

Mike Ballardie

Name of director (print)

Executed by Jalaluddin Shaik and Divyaa Jalal as trustees for the Jalaluddin Shaik Family Trust in accordance with Section 127 of the Corporations Act 2001

Signature of Jalaluddin Shaik	Signature of Divyaa Jalal

Jalaluddin Shaik	Divyaa Jalal
Name of trustee (print)	Name of trustee (print)

Executed by Cooper Sydney Pty Ltd ACN 001 630 600 in accordance with Section 127 of the Corporations Act 2001

Signature of sole director

Pete Cooper
Name of director (print)

Signed by James Melvin Priyarajan

Signature of James Melvin Priyarajan

Executed by Stadia Growth Fund, LLC, through its authorised signatory in their capacity as director

Signature of director

Name of director (print)

Executed by Blackbird GP2 Pty Ltd (ACN 605 783 364) as the general partner of the general partner of Blackbird Ventures 2015, LP (Registration Number ILP0000141), in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director

Name of director (print)	Name of director (print)

Executed by Startmate Blue Moon Pty Ltd ACN 618 180 653 as trustee for the Startmate Blue Moon Trust in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director

Name of director (print)	Name of director (print)

Executed by Picko Pty. Limited ACN 099 120 573 as trustee for the CP Family Trust ABN 19 818 186 299 in accordance with Section 127 of the Corporations Act 2001

Signature of sole director

Name of director (print)

Executed by Daniel Pryor & Associates Pty Limited ACN 095 397 701 as trustee for the Pryor Family Trust ABN 86 820 169 847 in accordance with Section 127 of the Corporations Act 2001

Signature of sole director

Name of director (print)

Executed by Mishki Pty Ltd ACN 147 751 022 as trustee for the Bhandari Family Super Fund ABN 23 065 189 220 in accordance with Section 127 of the Corporations Act 2001

Signature of sole director

Name of director (print)

Executed by Silk St Pty Ltd ACN 617 150 240 as trustee for the Silk St Family Trust in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director / company secretary (Please delete as applicable)

Name of director (print)	Name of director (print)

Executed by Sellsword Investments Pty Limited ACN 611 789 603 as trustee for the Weller Family Trust in accordance with Section 127 of the Corporations Act 2001

Signature of sole director

Name of director (print)

Signed by Philip Justin Herald

Signature of Philip Justin Herald

Executed by SmartsSports LLC, through its authorised signatory in their capacity as director

Signature of director

Name of director (print)

Signed by Thomas Triggs

Signature of Thomas Triggs

Signed by Todd Stockard

Signature of Todd Stockard

Signed by David Nelson

Signature of David Nelson

Executed by Fireside Ventures LLC, through its authorised signatory in their capacity as director

Signature of director

Name of director (print)

Signed by Jeffrey Ravetz

Signature of Jeffrey Ravetz

Executed by Steve Oosterhof and Julia Lindblad as trustees of the Oosterhof and Lindblad Family Trust

Signature of Steve Oosterhof	Signature of Julia Lindblad

Steve Oosterhof	Julia Lindblad
Name of trustee (print)	Name of trustee (print)

Executed by Imprint Capital Partners Ltd, through its authorised signatory in their capacity as director

Signature of director

Name of director (print)

Signed by Tawfiq Altai

Signature of Tawfiq Altai

Signed by Salome Mary Rapson

Signature of Salome Mary Rapson

Signed by Rodney Rapson

Signature of Rodney Rapson

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